ADDENDUM No. 01 TO THE LOAN AND SECURITY AGREEMENT BY AND BETWEEN
Energea Portfolio 5 LATAM LP and Helios Energía S.A.S. E.S.P.
Dated: February 28, 2026

This Addendum No. 01 (the "Addendum") to the Loan and Security Agreement, dated as of January 22, 2025 (the "Agreement"), is entered into as of February 28, 2026 (the "Effective Date"), by and between Energea Portfolio 5 LATAM LP, a Delaware limited partnership ("Energea"), and Helios Energía S.A.S. E.S.P., a Colombian utility services provider company ("Helios") (collectively, the "Parties").

RECITALS
WHEREAS the Parties entered into that certain Loan and Security Agreement, dated as of January 22, 2025, which sets forth the terms and conditions under which Energea provides financing and security arrangements to Helios;
WHEREAS the Parties recognize the evolving nature of Colombia's electricity regulatory framework and acknowledge Helios's strategic intent to expand its portfolio beyond Government Projects and Energea Projects by investing in additional forms of distributed solar generation, including commercial and industrial (C&I) self-generation projects, community energy initiatives, marginal producer schemes, and virtual self-generation arrangements, as permitted under applicable Colombian law;
WHEREAS the Parties wish to amend and restate Section 1.49 of the Agreement to reflect this broader scope and ensure that such projects are duly included within the contractual definition of "Projects" for purposes of financing, oversight, reporting, and compliance under this Agreement, subject to perimeter controls to prevent leakage;
WHEREAS the Parties acknowledge that Section 1.66 of the Agreement designates Credicorp Capital Fiduciaria S.A. as the Trustee responsible for administering the Trust in accordance with the Trust Agreement and applicable laws, and the Parties have agreed to allow for the appointment of any fiduciary entity duly authorized to operate in Colombia, provided such entity is selected by Helios and approved in writing by Energea;
WHEREAS the Parties acknowledge that the Agreement refers to the term "Indebtedness" without providing a definition, and, for the purposes of legal certainty and contractual clarity, the Parties wish to incorporate a definition that reflects their mutual understanding;
WHEREAS the Parties wish to implement lender-grade cash capture and payment discipline through controlled accounts and standing instructions, including during any interim period before the Trust becomes effective;
WHEREAS the Parties agree to maintain liquidity protection through a Debt Service Reserve Account ("DSRA") with backward-looking reserve sizing consistent with the Reserve structure under the Agreement, enforceable mechanics, controlled account treatment, and objective replenishment rules aligned with the government payment cadence;
WHEREAS the Parties wish to resolve concerns regarding enforcement of security interests by implementing fair enforcement guardrails, including enforcement amount caps applicable to all security interests under the Loan Documents, independent valuation, surplus return mechanisms, two-tier enforcement sequencing, and a fraud carve-out;
WHEREAS the Parties agree to implement perimeter controls to prevent leakage through additional projects, side vehicles, and related-party channels, and to upgrade reporting so the Lender can monitor compliance on a monthly basis;
WHEREAS the Parties acknowledge that Section 1.45 of the Agreement, which defines the role of the Operational Assigned Manager, requires further clarification to reflect the scope and nature of such role;
WHEREAS the Parties recognize that the Agreement treats all Events of Default uniformly and does not differentiate cure periods or consequences based on the nature or severity of the underlying breach, and the Parties wish to establish a proportionate default classification framework that preserves Energea's full enforcement rights while providing structured cure opportunities for operational and administrative defaults;

WHEREAS the Parties agree to implement binding minimum technical requirements for all equipment deployed in Projects to ensure quality, performance, and compliance with Energea's technical standards;
WHEREAS the Parties wish to provide for an automatic adjustment to the amortization structure of future Advances in the event of a sovereign credit downgrade of the Republic of Colombia, in order to mitigate increased country risk;
WHEREAS the Parties wish to amend the voluntary prepayment provisions of the Agreement to permit prepayment at any time without premium, penalty, lockout period, or minimum or maximum holding period;
WHEREAS the Parties wish to establish differentiated response periods for Advance Requests and to confirm that the Right of First Refusal under Section 5.2.12 of the Agreement constitutes the contractual remedy in the event Energea declines or delays an Advance, with any resulting third-party financing subordinated to the obligations under this Agreement;
WHEREAS the Parties wish to establish a tiered dispute resolution mechanism that provides for local arbitration for disputes below USD 5,000,000 and ICC arbitration for disputes at or above USD 5,000,000, replacing the existing dispute resolution provisions of the Agreement;
WHEREAS the Parties wish to amend the definition of Material Adverse Effect to ensure comprehensive coverage of events that could materially affect the Parties' rights and obligations under this Agreement, and to establish a binding amigable componedor mechanism through the Cámara de Comercio de Barranquilla (Chamber of Commerce) for the determination of non-curable Material Adverse Effects;
WHEREAS the Parties wish to require that material suppliers and contractors execute subordination acknowledgments to protect the priority of Energea's secured claims and to limit aggregate exposure to unsubordinated trade obligations;
WHEREAS the Parties agree that Energea shall designate a local operational representative in Colombia to facilitate communications, banking coordination, and administrative matters under this Agreement;
WHEREAS, the Parties acknowledge that Helios has outstanding trade payables to vendors, contractors, and service providers that arose prior to the date of this Addendum and that are distinct from the corporate debt obligations addressed in Section 3.1.6, and the Parties wish to establish a structured paydown framework for such legacy obligations through project cash flows, with appropriate subordination and sequencing provisions;
NOW, THEREFORE, in consideration of the mutual covenants herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement as follows:

AMENDED CLAUSES
1. Amendment and Restatement of Section 1.45 - Operational Assigned Manager
Section 1.45 of the Agreement is hereby amended and restated in its entirety as follows:
"1.45 Operational Assigned Manager means the individual designated to serve as the Chief Executive Officer (CEO) of Helios and its Subsidiaries, with full authority over governance and operational decision-making, including strategic, financial, and operational matters. The designation of the Operational Assigned Manager as CEO shall not, in and of itself, be construed as implying legal representation under Colombian Commercial Law or any other applicable regulations, unless otherwise expressly determined by Helios in accordance with its corporate governance structure.
The initial Operational Assigned Manager shall be Juan Pablo Ballestas Juliao. Within thirty (30) days following the execution of this Addendum, the Board of Directors of Helios shall formally ratify his designation in accordance with the corporate governance procedures of Helios. Helios shall also amend its bylaws within sixty (60) days of execution to formally codify this role and structure. Any subsequent replacement of the Operational Assigned Manager shall be subject to Energea's prior written approval.
Helios shall grant Mr. Ballestas a general and irrevocable power of attorney sufficient to enable him to execute, perform, and enforce all agreements, financial transactions, regulatory filings, and operational decisions necessary to fulfill Helios's obligations under the Agreement and related documents. Any revocation, limitation, or suspension of such power of attorney without the prior written consent of Energea shall constitute a material breach of this Agreement and may trigger an Event of Default under Section 6.1."
2. Amendment and Restatement of Section 1.49 - Projects
Section 1.49 of the Agreement is hereby amended and restated in its entirety as follows:

"1.49 Projects means all solar energy projects owned and/or operated by Helios or any of its Subsidiaries, including but not limited to:
1.49.1 Government Projects means solar energy projects financed or subsidized by government programs or agencies, including renewable energy initiatives, microgrid systems, and other installations in Zonas No Interconectadas (ZNI) designated by government policy. These projects are subject to the terms, conditions, and oversight of the applicable Government Authorities and generate Government Payments as defined in this Agreement.
1.49.2 Energea Projects means solar energy projects developed, owned, or operated by Helios or its Subsidiaries that are financed, in whole or in part, through this Agreement.
1.49.3 Commercial and Distributed Projects means any solar energy project developed, owned, or operated by Helios or its Subsidiaries under models permitted by Colombian electricity law and regulation, including but not limited to:
(a) self-generation projects in the commercial and industrial (C&I) sectors; (b) virtual self-generation (autogeneración virtual); (c) solar farms (granjas solares); and (d) any other renewable energy activity approved in writing by Energea.
For the avoidance of doubt, all Commercial and Distributed Projects are subject to the Perimeter Covenant set forth in Section 5.2.13, including without limitation the requirements for Energea's prior written consent, security, cash sweep, reporting, and permitted SPV structure. No Commercial or Distributed Project may be originated, developed, invested in, or operated except in full compliance with Section 5.2.13. Any Commercial or Distributed Project that is not in compliance with Section 5.2.13 at the time of origination or at any time thereafter shall constitute a breach of this Agreement."
3. Amendment and Restatement of Section 1.66 - Trustee
Section 1.66 of the Agreement is hereby amended and restated in its entirety as follows:
"1.66 Trustee means any fiduciary entity duly authorized to operate in Colombia under applicable financial and fiduciary regulations, which shall be appointed by Helios and approved in writing by Energea. The Trustee shall be responsible for the independent administration, custody, investment, and disbursement of the Trust's funds and assets in accordance with the terms of the Trust Agreement and all applicable laws.
The Trustee shall act solely in its fiduciary capacity and shall not be deemed an agent or representative of either Party under this Agreement. Once appointed, the Trustee may only be replaced with Energea's prior written consent.
For the avoidance of doubt, while the Trust Agreement has not yet been executed, its implementation remains a binding obligation of Helios and shall be completed as a post-closing requirement. The Agreement and this Addendum shall remain fully effective notwithstanding the current absence of the Trust. During the Interim Period (as defined in Section 9.1), all cash management shall be governed by the Controlled Accounts and Interim Waterfall provisions set forth in Section 9."
4. Insertion of Section 1.73 - Definition of Indebtedness
A new Section 1.73 is hereby inserted into the Agreement as follows:
"1.73 Indebtedness means any and all obligations of Helios or its Subsidiaries, whether direct or indirect, current or contingent, secured or unsecured, that: (i) arise from financial or corporate borrowings, including but not limited to loans, lines of credit, promissory notes, debentures, or other debt instruments; (ii) result from obligations to suppliers under deferred payment terms, commercial or operational agreements, or project-related accounts payable; (iii) derive from any leasing, factoring, or similar financial arrangement; or (iv) generate, accrue, or are otherwise subject to the payment of interest or other financial charges. For the avoidance of doubt, Indebtedness shall include all obligations that have a financial repayment component, whether classified as financial debt, commercial liabilities, or quasi-debt instruments."
5. Amendment and Restatement of Section 3.1.6 - Termination of Existing Indebtedness
Section 3.1.6 of the Agreement is hereby amended and restated in its entirety as follows:
"3.1.6 Termination or Subordination of Existing Indebtedness. The termination or full subordination of all existing indebtedness of Helios and its Subsidiaries, as listed in Schedule 4 - Corporate Debt, to the Obligations under this Agreement shall be a Condition Precedent to the effectiveness of this Agreement and to any Advance. Such repayment may be made using the proceeds of the First Working Capital Advance, provided that
(a) all payments to corporate debt creditors listed on Schedule 4 - Corporate Debt shall be made directly from the Revenue Controlled Account (or, following the Trust Effective Date, the applicable Trust account) to the creditor, and Helios shall not receive, hold, or intermediate such funds;
(b)  Helios delivers payoff instructions, lien release documentation, and proof of payment (including bank transfer confirmation and creditor acknowledgment of receipt) to Energea within five (5) Business Days of each disbursement;

(c)  any Advance used for payoff purposes shall be conditioned on Energea receiving satisfactory lien releases and/or subordination agreements prior to or concurrently with disbursement; and
(d) Helios shall include in each Monthly Report delivered under Section 5.2.1(c) the outstanding balance of remaining Corporate Debt, payments made during the reporting period (with proof of payment), and expected extinguishment timeline, until all Corporate Debt is fully extinguished."
6. Amendment and Restatement of Section 3.1.10 - Corporate Governance Adjustments
Section 3.1.10 of the Agreement is hereby amended and restated in its entirety as follows:
"3.1.10 Corporate Governance Adjustments. Helios shall implement the necessary corporate governance adjustments to ensure full compliance with this Agreement. Such adjustments may be effected through amendments to its bylaws, corporate charter, or other governing instruments, or through resolutions adopted by its Board of Directors or Shareholders' Assembly, as applicable, provided that the following conditions are met:
(a)  The Operational Assigned Manager shall oversee governance and decision-making exclusively for Helios. The designation of the Operational Assigned Manager as CEO and the granting of full authority over strategic, financial, and operational matters shall not require amendments to Helios's bylaws or corporate charter, but shall be subject to formal ratification by the Board of Directors within thirty (30) days of the date of this Addendum. Helios shall amend its bylaws within sixty (60) days thereafter to formally codify the governance structure.
(b) The Board of Directors of Helios shall be authorized to make decisions related to the performance of this Agreement and any Loan Document, including the use of Advances, financial administration, and implementation of project-related obligations, subject to the affirmative vote of the Operational Assigned Manager.
(c)  The Shareholders' Assembly of Helios shall be restricted from modifying the bylaws, reversing corporate actions related to this Agreement, or taking any action that would materially affect Energea's rights or security interests, without the affirmative vote of the Operational Assigned Manager and Energea's prior written consent.
(d)  Any additional governance measures required to preserve the enforceability of this Agreement or safeguard Energea's collateral rights shall be promptly adopted by Helios upon Energea's reasonable request."
7. Amendment and Restatement of Section 5.2.4(c) - Management of Subsidiaries
Section 5.2.4(c) of the Agreement is hereby amended and restated in its entirety as follows:
"5.2.4(c) Management of Subsidiaries. Helios shall ensure that all newly formed or acquired Subsidiaries are duly incorporated and registered in accordance with applicable Colombian law, including timely registration with the relevant Chamber of Commerce. Such Subsidiaries shall be managed directly by Helios in accordance with the governance and reporting obligations set forth in this Agreement.
Ownership or control of all newly formed or acquired Subsidiaries shall be transferred or pledged to the Trust in accordance with Section 4, unless otherwise approved in writing by Energea. Any Subsidiary allowed to remain outside the Trust perimeter shall nevertheless be subject to: (i) equity pledge in favor of Energea; (ii) controlled account treatment for all accounts; (iii) the same waterfall and sweep mechanics applicable to Helios; and (iv) reporting requirements equivalent to those of Helios under Section 5.2.1.
For the avoidance of doubt, this clause shall not be construed as a waiver of Energea's collateral rights over project-level cash flows, receivables, or other assets contractually linked to any Advance under this Agreement."
8. Amendment and Restatement of Section 5.4.3 - Reserve Requirement (DSRA)
Section 5.4.3 of the Agreement is hereby amended and restated in its entirety as follows:
5.4.3 Debt Service Reserve Account (DSRA).
(a)  DSRA Requirement. Helios shall maintain an aggregate balance in the DSRA (as defined below) equal to six (6) times the Projected Scheduled Debt Service (the "DSRA Requirement"); provided that:
(i)  "Projected Scheduled Debt Service" means, for any date of determination, the aggregate amount of principal and interest payments that would be due under all outstanding Advances during the calendar month immediately following such date, calculated on the basis of the then-outstanding principal balance of all Advances, including any Advance for which an Advance Request has been submitted but not yet disbursed;
(ii)  if the DSRA has been drawn upon more than twice in any twelve (12)-month period, the DSRA Requirement shall automatically increase to eight (8) times the Projected Scheduled Debt Service (a "Reserve Step-Up"), and

such Reserve Step-Up shall remain in effect until Helios has maintained the DSRA at or above the stepped-up DSRA Requirement for six (6) consecutive months without any draw; and
(iii)  the DSRA Requirement shall be recalculated as of (A) the date of each Advance Request, (B) each date on which a Government Payment is received into the Revenue Controlled Account, and (C) the first Business Day of each calendar month.
(b)  DSRA Control. The DSRA shall be held in: (i) during the Interim Period, the Interim Reserve Account (as defined in Section 9.1(j)), subject to the Controlled Account provisions set forth in Section 9; or (ii) following the Trust Effective Date, the Trust-administered reserve account designated by the Trustee (in either case, the "DSRA"). No withdrawals from the DSRA shall be permitted except: (A) to satisfy Scheduled Debt Service when other available funds in the Revenue Controlled Account are insufficient to satisfy such obligations on the applicable payment date (a "Permitted DSRA Draw"); or (B) upon the release of excess funds above the DSRA Requirement following full replenishment, and only with Energea's prior written consent.
(c)  Permitted Use as Cash-Flow Smoother. The Parties acknowledge that Government Payments are received on an irregular or periodic basis and that monthly debt service obligations will routinely exceed available Revenue Controlled Account balances in months during which no Government Payment is received. Accordingly, Permitted DSRA Draws to bridge the timing mismatch between Government Payment receipts and monthly Scheduled Debt Service shall constitute normal operating use of the DSRA and shall not, in and of themselves, constitute a Default or Event of Default, provided that Helios complies with the replenishment obligations set forth in paragraph (f) below.
(d)  Initial Funding. The Initial Reserve Deposit shall be funded directly from the proceeds of the First Advance by deposit into the Interim Reserve Account (or, if the Trust is then effective, the Trust-administered reserve account) on the date of the First Advance disbursement. The Initial Reserve Deposit shall be equal to the DSRA Requirement calculated as of the date of the First Advance. Such funding shall be a Condition Precedent to any subsequent Advance. For the avoidance of doubt, Helios shall not be required to fund the Initial Reserve Deposit from sources other than the First Advance proceeds.
(e)  Incremental Funding on New Advances (Gross-Up). Each Advance subsequent to the First Advance shall include an amount sufficient to fund the incremental increase in the DSRA Requirement resulting from the additional Scheduled Debt Service attributable to such Advance (the "DSRA Gross-Up Amount"). The DSRA Gross-Up Amount shall be calculated as: (i) the DSRA Requirement recalculated to include the Projected Scheduled Debt Service attributable to the requested Advance; minus (ii) the actual DSRA balance as of the date of the Advance Request. The DSRA Gross-Up Amount shall be deposited directly into the DSRA from the Advance proceeds on the date of disbursement. No Advance shall be disbursed unless the DSRA Gross-Up Amount has been included in the Advance amount and the DSRA Adequacy Certification under paragraph (k) has been delivered.
(f) Replenishment Obligation. If the DSRA balance falls below the DSRA Requirement following one or more Permitted DSRA Draws (a "DSRA Shortfall"), Helios shall replenish the DSRA to the full DSRA Requirement as follows: (i) Primary Source: Waterfall. Upon receipt of a Government Payment into the Revenue Controlled Account, Helios shall apply funds to replenish the DSRA in accordance with the priority set forth in Section 9.4(c) (or, following the Trust Effective Date, the equivalent Trust waterfall tier). Replenishment shall be completed within five (5) Business Days of receipt of such Government Payment. (ii) Backstop Source: Corporate Funds. If, following application of the Government Payment through the waterfall, the DSRA balance remains below the DSRA Requirement, Helios shall fund the remaining shortfall from its own corporate funds or any other source available to it, within ten (10) Business Days of receipt of such Government Payment. (iii) Failure to replenish the DSRA to the full DSRA Requirement within the timeframes set forth in sub-paragraphs (i) and (ii) above following receipt of a Government Payment shall constitute an Event of Default, classified as a Category 2 Short-Cure Default under Section 6.1A(b)(i).
(g) Notification Floor. If the DSRA balance falls below two (2) times the Projected Scheduled Debt Service at any time (the "DSRA Floor"): (i) Helios shall notify Energea in writing within two (2) Business Days of becoming aware that the DSRA balance has fallen below the DSRA Floor; (ii) no Advance Request may be submitted, and no Advance shall be disbursed, until the DSRA balance has been restored to at least the DSRA Requirement; and (iii) Energea may, in its sole discretion, require Helios to deposit all available cash in excess of approved operating expenses into the DSRA until the DSRA balance is restored to the DSRA Requirement. For the avoidance of doubt, a breach of the DSRA Floor shall not, in and of itself, constitute an Event of Default, provided that Helios complies with the notification and replenishment obligations set forth in this Section 5.4.3.
(h) Replenishment via Advance. Energea may, in its sole discretion, include in any Advance an amount designated for DSRA replenishment (a "DSRA Replenishment Advance"). The proceeds of any DSRA Replenishment Advance shall be deposited directly into the DSRA and shall not pass through any account controlled by Helios. For the avoidance of doubt: (i) Helios shall have no right to request or demand a DSRA Replenishment Advance; (ii) Energea's decision not to include a DSRA Replenishment Advance shall not constitute a waiver of any right or remedy, including the right to declare an Event of Default for failure to replenish under paragraph (f); and (iii) a DSRA Replenishment Advance shall be treated as an Advance for all purposes under this Agreement, including the accrual of interest and the application of amortization schedules. (i) Checkpoint Compliance. The DSRA balance shall be tested for compliance with the DSRA Requirement at the following checkpoints: (i) on the closing date of each Advance (after giving effect to the Initial Reserve Deposit or DSRA Gross-Up Amount, as applicable); (ii) on the fifth (5th) Business Day following receipt of each Government Payment into the Revenue Controlled Account (after giving effect to waterfall application and any corporate funds replenishment under paragraph (f)); and (iii) on the first Business Day of each calendar month, for reporting purposes under paragraph (j). Compliance with the DSRA Requirement is mandatory at the checkpoints described in sub-paragraphs (i) and (ii) above. The checkpoint described in sub-paragraph (iii) is for monitoring and reporting purposes only and shall not independently trigger an Event of Default. (j) Monitoring and Notification. Energea (or the Trustee, once appointed) shall monitor the DSRA balance. Helios shall include in its Monthly Report the following: (A) the DSRA Requirement calculation (including the Projected Scheduled Debt Service and the applicable multiplier); (B) actual DSRA balance as of the reporting date; (C) any Permitted DSRA Draws during the reporting period, specifying date and amount; (D) replenishment actions taken, specifying source (waterfall, corporate funds, or DSRA Replenishment Advance) and amount; (E) DSRA Floor status; and (F) DSRA Requirement compliance at each applicable checkpoint during the reporting period. (k) DSRA Adequacy Certification. Each Advance Request submitted under this Agreement shall include a certification by Helios (the "DSRA Adequacy Certification") setting forth: (A) the current DSRA balance; (B) the Projected Scheduled Debt Service as recalculated to include the requested Advance; (C) the DSRA Requirement after giving effect to the requested Advance; (D) the DSRA Gross-Up Amount required; and (E) confirmation that, upon disbursement, the DSRA balance will equal or exceed the DSRA Requirement. No Advance shall be disbursed if the DSRA Adequacy Certification discloses a projected DSRA Shortfall that would not be fully cured by the DSRA Gross-Up Amount included in the Advance. (l) Interim Reserve Account Mechanics. During the Interim Period: (i) the Interim Reserve Account shall be subject to maker-checker controls under Section
9.3; (ii) no withdrawals shall be permitted without Energea's prior written approval, except for Permitted DSRA Draws under paragraph (b)(A); (iii) Helios shall deliver to Energea monthly statements for the Interim Reserve Account; and
(i)   the Interim Reserve Account shall be identified on Schedule 11 together with the Revenue Controlled Account. (m) Transition to Trust. Upon the Trust Effective Date, all funds in the Interim Reserve Account shall be transferred to the Trust-administered reserve account within five (5) Business Days, with evidence of transfer provided to Energea. From the Trust Effective Date, the Trustee shall administer the DSRA in accordance with the Trust Agreement, subject to the DSRA Requirement, replenishment obligations, and checkpoint compliance requirements set forth in this Section 5.4.3."
9. Insertion of Section 9 - Interim Period Provisions and Controlled Accounts
A new Section 9 is hereby inserted into the Agreement as follows:
"9. INTERIM PERIOD PROVISIONS AND CONTROLLED ACCOUNTS
9.1 Definitions.
(a)  "Interim Period" means the period commencing on the date of this Addendum and ending on the Trust Effective Date.
(b)  "Trust Effective Date" means the date on which (i) the Trust Agreement has been executed by all parties, (ii) the Trustee has been appointed and has accepted its duties, and (iii) all Controlled Account balances and control mechanisms have been transitioned to the Trust structure.
(c)  "Controlled Account" means any account subject to the maker-checker or dual-authorization controls set forth in this Section 9, including the Revenue Controlled Account, the Interim Reserve Account (or, following the Trust Effective Date, the Trust-administered reserve account holding the DSRA), and any Operating Controlled Account.
(d)  "Revenue Controlled Account" means the existing Government Disbursement Account, or any successor account approved in writing by Energea, into which all Government Payments, Subscriber Payments, and other project cash proceeds are deposited.
(e)  "Release Notice" means a written notice issued by Energea to Helios confirming that all Obligations under the Agreement and the Loan Documents have been satisfied in full, all security interests have been released, and no further amounts remain outstanding or contingent. Upon issuance of the Release Notice, the Controlled Account structure, the Banking Attorney Resolution, and all Supplier Subordination Acknowledgments shall terminate in accordance with their respective terms.
(f)  "Approved Budget" means the annual operating and capital expenditure budget submitted by Helios to Energea within thirty (30) days of the beginning of each fiscal year. Energea may object to specific line items within fifteen (15) Business Days of receipt, in which case the Parties shall negotiate in good faith to resolve any objections; until such time as objections are resolved, the prior period budget shall continue to apply to disputed items. Capital expenditures exceeding USD 250,000 individually (or USD 500,000 in the aggregate per fiscal year) that are not included in the then-current Approved Budget shall require Energea's prior written consent.
(g)  "Waterfall-Compliant" means, with respect to any payment instruction, that such instruction (i) is consistent with the priority order set forth in the Interim Waterfall (Section 9.4) or, following the Trust Effective Date, the Trust waterfall; and (ii) does not exceed the aggregate amounts reasonably consistent with the then-current Approved Budget for the applicable expenditure category.
(h) "Scheduled Debt Service" means, for any calendar month, the aggregate amount of principal and interest payments due under all outstanding Advances during such month, as set forth in the applicable amortization schedules delivered under Section 2.
(i) "Initial Reserve Deposit" means the amount required to fund the DSRA to the DSRA Requirement as of the date of the First Advance, calculated in accordance with Section 5.4.3(a), to be funded directly from the proceeds of the First Advance in accordance with Section 5.4.3(d).
(j) "Interim Reserve Account" means a segregated bank account at a bank approved in writing by Energea, designated for the purpose of holding DSRA funds during the Interim Period, subject to the Controlled Account provisions set forth in this Section 9.
9.2 Controlled Accounts Structure.
(a)  Designation. The existing Government Disbursement Account is hereby designated as the Revenue Controlled Account. Helios shall identify such account on Schedule 11 (bank name, account number, currency) within five (5) Business Days of execution of this Addendum.
(b)  Sole Deposit Account Covenant. Helios covenants that the Revenue Controlled Account shall be the sole deposit account for: (i) Government Payments; (ii) Subscriber Payments; and (iii) any other project cash proceeds or collateral proceeds designated in the Loan Documents. Helios shall not open, maintain, or use any other account to receive such collections without Energea's prior written consent.
(c)  Prohibition on Changes. Helios shall not (i) change the government disbursement instructions directing payments to the Revenue Controlled Account, (ii) change the receiving bank or account, or (iii) close, merge, or alter the Revenue Controlled Account, in each case without Energea's prior written consent.
9.3 Account Control Mechanisms.
(a) Maker-Checker Controls. Within fifteen (15) Business Days of execution of this Addendum, Helios shall implement maker-checker (dual authorization) controls on all Controlled Accounts, such that any outbound transfer or payment requires approval from both (i) a Helios-designated officer and (ii) an Energea-designated representative or an automated approval system configured per Energea's instructions.
(b) Bank Acknowledgement. Helios shall deliver to Energea a written acknowledgement from each Controlled Account bank confirming: (i) the maker-checker control structure; (ii) that the bank will not honor payment instructions that do not comply with such controls; and (iii) that the bank will provide Energea with read-only electronic access to account statements and transaction history.
(c)  Banking Special Attorney (Apoderado Especial Bancario). Within fifteen (15) Business Days of execution of this Addendum, Helios shall cause its shareholders or Board of Directors (as applicable under its bylaws) to adopt a resolution substantially in the form of Exhibit D (the "Banking Attorney Resolution"), appointing a Banking Special Attorney (Apoderado Especial Bancario) designated by Energea, subject to the following:
(i)  Scope of Authority. The Banking Special Attorney shall serve as checker within the maker-checker scheme established under paragraph (a) solely with respect to the Revenue Controlled Account and the Interim Reserve Account (or, following the Trust Effective Date, the Trust-administered reserve account holding the DSRA), collectively, the "Controlled Revenue Accounts". The Banking Special Attorney shall have no authority over Helios's operating accounts or any account into which funds have been released in accordance with the Interim Waterfall. For the avoidance of doubt, Helios retains full autonomy over any account funded by releases under paragraphs 9.4(d), (e), and (f) of the Interim Waterfall.
(ii)   Permitted Banking Operations. Within the Controlled Revenue Accounts, the Banking Special Attorney's authority shall be limited to: approving payments, transfers, and debits prepared by Helios's Treasury in accordance with the Interim Waterfall; authorizing changes to signatories, beneficiaries, and e-banking profiles and limits on the Controlled Revenue Accounts; issuing operational instructions to account banks for waterfall execution; and signing banking forms, KYC/AML documentation, and account maintenance documents related to the Controlled Revenue Accounts.

(iii) Exclusions. The Banking Special Attorney shall have no authority for: general legal representation of Helios; contracting with third parties; labor matters; disposing of assets other than permitted waterfall movements; judicial representation; or modifying the Agreement, the Interim Waterfall, or any Controlled Account Agreement.
(iv)   Irrevocability. The Banking Attorney Resolution shall be irrevocable while any Obligations remain outstanding under the Loan Documents. The Banking Special Attorney may not be removed, replaced, or have its powers limited or delegated without Energea's prior written consent. If the Banking Special Attorney dies, becomes permanently incapacitated, resigns, or is otherwise unable to perform its duties (a "Checker Vacancy Event"), Energea shall notify Helios in writing within two (2) Business Days of becoming aware of such event and shall designate a replacement within five (5) Business Days thereof. If the Banking Special Attorney fails to respond to two (2) consecutive payment instructions submitted by Helios within the applicable timeframes under Section 9.3(d)(i) without explanation, a Checker Vacancy Event shall be deemed to have occurred on the second Business Day following the second unanswered instruction, and Energea shall designate a replacement within five (5) Business Days of such deemed occurrence. Helios shall cause its shareholders or Board of Directors to adopt a supplemental resolution appointing the replacement and shall complete Registro Mercantil (Commercial Registry) registration within ten (10) Business Days thereof. During any period between a Checker Vacancy Event and the effective appointment of a replacement Banking Special Attorney (the "Vacancy Gap Period"), the override mechanism set forth in Section 9.3(d)(iii) shall be available to Helios upon delivery of a single written notice to Energea with one (1) Business Day for Energea to respond, in lieu of the standard escalation timeframes under Section 9.3(d)(i) and (ii). Failure by Energea to designate a replacement, or failure to complete the appointment and registration, within the specified timeframes shall constitute a Category 2 Short-Cure Default under Section
6.1A(b).
(v)  Registration. Helios shall cause the Banking Attorney Resolution to be (A) elevated to public document; (B) registered at the Registro Mercantil of the competent Cámara de Comercio; and (C) if required by any account bank, notarized and apostilled.
(vi)  Bank Instruction Letters. Within ten (10) Business Days of registration, Helios shall deliver to each bank holding a Controlled Revenue Account a Carta de Instrucciones instructing the bank to recognize the Banking Special Attorney as checker, block any transaction on the Controlled Revenue Accounts that does not carry the checker's approval, and reject instructions from any Helios officer or employee that bypass the maker-checker flow on such accounts.
(vii) SPV Revenue Accounts. If any Subsidiary or Permitted SPV maintains a revenue account that receives project cash proceeds, such account shall either (A) sweep all proceeds into the Revenue Controlled Account within five
(5) Business Days of receipt, or (B) be designated as an additional Controlled Revenue Account subject to the same maker-checker controls and Banking Special Attorney authority under this Section 9.3(c).
(d) Checker Response Obligation.
(i) Response Timeframe. The Banking Special Attorney shall approve or reject any payment instruction submitted by the treasury of Helios or of any Subsidiary with a Controlled Revenue Account in accordance with the Interim Waterfall within three (3) Business Days of receipt of a complete payment instruction package.
(ii)  Checker Failure Notice. If the Banking Special Attorney fails to approve or reject a waterfall-compliant payment instruction within the three (3) Business Day period, Helios may deliver a written notice to Energea (a "Checker Failure Notice") identifying the payment instruction and attaching evidence of submission to the Banking Special Attorney. Energea shall have three (3) Business Days from receipt of the Checker Failure Notice to cause the Banking Special Attorney to act or to otherwise authorize the payment.
(iii)  Override Mechanism. If Energea fails to cure within the three (3) Business Day period following receipt of the Checker Failure Notice, Helios may instruct the account bank to process the identified payment instruction. The Carta de Instrucciones delivered under Section 9.3(c)(vi) shall include a provision requiring the bank to honor such instruction upon presentation of: (A) the original payment instruction; (B) copy of the Checker Failure Notice with evidence of delivery; and (C) a certificate executed by the Operational Assigned Manager of Helios certifying that the payment is consistent with the Interim Waterfall priority order (Sections 9.4(a) through 9.4(d)) and the approved budget. This override mechanism shall not apply to payments under Section 9.4(e) (capital expenditures) or Section 9.4(f) (general corporate releases), which require affirmative Energea approval in all cases.
(iv)  Reporting and Abuse Deterrent. Helios shall notify Energea in writing of any payment processed under the override mechanism: (A) within one (1) Business Day of execution for any payment equal to or exceeding USD 100,000; and (B) in the next Monthly Report delivered under Section 5.2.1(c) for payments below USD 100,000. If Helios uses the override mechanism for any payment that is not in fact consistent with the Interim Waterfall or the approved budget, such use shall constitute a Category 1 Event of Default under Section 6.1A(a).

(v)  Non-Interference Covenant. The Banking Special Attorney shall exercise its authority solely as a control function in accordance with this Section 9.3 and shall not unreasonably withhold, delay, or condition approval of payment instructions that are consistent with the Interim Waterfall and the approved budget. The checker function shall not be used to interfere with, obstruct, or diminish Helios's day-to-day operational autonomy over matters outside the scope of the Controlled Revenue Accounts.
9.4 Interim Waterfall.
During the Interim Period, all funds deposited into the Revenue Controlled Account shall be applied in the following order of priority (the "Interim Waterfall"):
(a) First, to pay any taxes or statutory payments when due;
(b) Second, to pay scheduled principal and interest on all Advances;
(c)  Third, to fund or replenish the DSRA to the DSRA Requirement;
(d) Fourth, to pay approved operating expenses included in the approved budget;
(e)  Fifth, to pay approved capital expenditures, if any;
(f)  Sixth, any remaining amounts may be released to Helios for general corporate purposes, provided that (i) no Default or Event of Default exists; (ii) Helios is in compliance with all financial covenants; and (iii) Energea has provided prior written approval.
9.5 Default Triggers.
The following shall each constitute an Event of Default under Section 6.1:
(a) Opening or using any additional collections accounts without Energea's prior written consent;
(b) Diverting collections away from the Revenue Controlled Account;
(c)  Changing government disbursement instructions or changing the bank/account without Energea's consent;
(d) Failing to execute or maintain controlled account documentation or maker-checker controls as required; or
(e)  Making payments outside the Interim Waterfall priority without Energea's prior written consent; provided that a payment processed through the override mechanism set forth in Section 9.3(d)(iii) in compliance with the conditions therein shall not constitute a violation of this paragraph (e).
9.6 Transition to Trust.
Upon the Trust Effective Date,
(a) the Controlled Account structure shall migrate to the Trust structure as specified in the Trust Agreement;
(b) the Interim Waterfall shall be superseded by the waterfall specified in the Trust Agreement; and
(c)  this Section 9 shall govern any inconsistency between the Trust Agreement and this Section 9 until expressly amended. Notwithstanding the foregoing,
(d)  the Banking Attorney Resolution under Section 9.3(c) shall not be terminated upon the Trust Effective Date and shall remain registered at the Registro Mercantil in dormant status; and
(e)  if at any time while Obligations remain outstanding under the Loan Documents the Trust ceases to function, the Trustee resigns, is removed, loses its authorization, or ceases to exist, or the Trust Agreement is terminated for any reason, all provisions of this Section 9 shall automatically reactivate in their entirety without further action by the Parties, and Helios shall re-designate all relevant revenue and reserve accounts as Controlled Revenue Accounts within five (5) Business Days of such event. For the avoidance of doubt, all controls under this Section 9 shall terminate upon the full and final satisfaction of all Obligations under the Loan Documents."
10. Insertion of Section 5.2.13 - Perimeter Covenant (Anti-Leakage)
A new Section 5.2.13 is hereby inserted into the Agreement as follows:
"5.2.13 Perimeter Covenant (Anti-Leakage).
(a)  Umbrella Requirement. Helios shall remain the contracting and cash-receiving entity (or the parent controlling contracting SPVs) for all current and future solar-related businesses and expansion initiatives, including distributed generation, comunidades energéticas (energy communities), C&I behind-the-meter projects, and similar models using the same platform, interconnections, or customer base.

(b)  Permitted SPV Structure. Projects may be housed in SPVs only if: (i) Helios owns or controls such SPVs; (ii) the same security, cash sweep, and controlled account structure applies; (iii) Energea's reporting and step-in rights extend to such SPVs; and (iv) Energea has provided prior written consent.
(c)  Negative Covenants. Helios shall not, without Energea's prior written consent: (i) form any new entity; (ii) transfer any material contract, receivable, or asset outside the secured perimeter; (iii) incur any new senior debt or permit any Lien (other than Permitted Liens); (iv) dispose of any material asset; or (v) pay, charge, or permit to be charged any management fee, service fee, license fee, royalty, or similar payment from any Project entity or SPV to Helios, any Related Party, or any Affiliate, except through the controlled waterfall and within the annual budget approved by Energea; or (vi) change its corporate form (tipo societario), merge, consolidate, or otherwise undergo any corporate reorganization or transformation that would alter the legal nature, registration, or class of the equity interests subject to the Equity Pledge Agreement, without Energea's prior written consent and, if such consent is granted, Helios shall procure the re-execution of the Equity Pledge Agreement by all relevant pledgors and Energea within fifteen (15) Business Days of the effective date of such change, at Helios's sole cost.
(d)  Quarterly Pipeline Report. Helios shall include as an appendix to each Quarterly Financial Certificate delivered under Section 5.2.1(b) a report listing all new projects, SPVs, expansions, and development initiatives, including status, projected COD, expected revenues, and the account(s) into which revenues will be deposited.
(e)  Breach and Cure. Any breach of this Section 5.2.13 shall be subject to a fifteen (15) Business Day cure period, during which Helios must unwind the non-compliant transaction or bring the relevant entity/asset into the secured perimeter. Failure to cure shall constitute an Event of Default."
11. Insertion of Section 4.9 - Fair Enforcement of Equity Pledge
A new Section 4.9 is hereby inserted into the Agreement as follows:
"4.9 Fair Enforcement of Security Interests. For the purposes of this Section 4.9, all security interests under the Loan Documents other than the Equity Pledge Agreement (Section 4.2), including the First Priority Lien (Section 4.1), the Asset Pledge Agreement (Section 4.3), the Assignment of Accounts Receivable (Section 4.4), and the Secured Promissory Note (Section 4.8), shall constitute "First-Tier Security Interests." The Equity Pledge Agreement shall constitute a "Second-Tier Security Interest." The following provisions shall govern the enforcement of all security interests under the Loan Documents, including cash sweeps, DSRA enforcement, payment acceleration, and enforcement of First-Tier and Second-Tier Security Interests.
(a)  Enforcement Amount Cap. The aggregate amount recoverable by Energea through enforcement of all security interests under the Loan Documents shall be limited to the "Enforcement Amount," defined as: (i) all outstanding principal of the Advances; plus (ii) all accrued and unpaid interest; plus (iii) documented enforcement costs not to exceed USD 500,000. Penalties, consequential damages, and speculative losses shall not be included. Notwithstanding the foregoing, the Enforcement Amount Cap shall not apply to recovery arising from fraud, willful misconduct, or intentional diversion of collateral by Helios, in which case Energea's recovery shall be unlimited.
(b) Independent Valuation. Prior to any appropriation or sale of pledged equity, Energea shall engage an independent, reputable valuation firm to determine the fair market value of the equity interests using market-standard methodologies, including discounted cash flow analysis and comparable company/transaction multiples. The discount rate, assumptions, and methodology shall be determined by the valuation firm in accordance with prevailing industry practice.
(c)  Disposition Process. Energea shall conduct the disposition of pledged equity through a commercially reasonable sale process, which may include public auction, private sale, or competitive bidding. Direct appropriation (dación en pago) shall require the pledgor's express written consent at the time of enforcement, except where permitted by applicable law without such consent.
(d)  Surplus Return. If the value realized from the disposition of pledged equity exceeds the Enforcement Amount, Energea shall return such surplus to the pledgor within thirty (30) days of receipt of the net sale proceeds, together with a calculation of the Enforcement Amount and surplus.
(e)  Third-Party Verification. Prior to enforcement of the Equity Pledge, Energea shall submit the matter to an amigable componedor (friendly arbiter) appointed through the Cámara de Comercio de Barranquilla for a time-bound certification (not to exceed fifteen (15) Business Days) of: (i) the occurrence of a payment Default based on objective, documentary evidence; and (ii) where Energea asserts a non-curable Material Adverse Effect, certification of such assertion in accordance with Section 6.1A(a)(xiv). This verification shall not (A) constitute a condition precedent to enforcement of any other remedy, (B) create a standstill on cash-control or payment remedies, or (C) bar Energea from taking parallel preparatory steps for enforcement.

(f) Sequencing of Enforcement. Energea shall first pursue enforcement through the First-Tier Security Interests before enforcing the Second-Tier Security Interest. The Equity Pledge shall only be enforced after enforcement proceedings under the Asset Pledge Agreement (Section 4.3) and the Secured Promissory Note (Section 4.8), both of which carry mérito ejecutivo (executive merit, i.e., immediate enforceability as a título ejecutivo under Colombian procedural law) under Colombian law, have been terminated. For the purposes of this Section 4.9(f), "terminated" means the earlier of:
(A) a mandamiento de pago (judicial payment order) has been issued and the statutory term for excepciones de mérito (defenses on the merits) has expired or been resolved with respect to each of the Asset Pledge Agreement and the Secured Promissory Note; or (B) twenty (20) Business Days have elapsed since the filing of enforcement proceedings under both the Asset Pledge Agreement and the Secured Promissory Note. For the avoidance of doubt, this sequencing requirement shall not prevent Energea from taking preparatory steps (including filing, registration, or notification) with respect to the Equity Pledge while enforcement of other security interests is pending."
12. Amendment and Restatement of Section 5.2.1(c) - Monthly Reports
Section 5.2.1(c) of the Agreement is hereby amended and restated in its entirety as follows:
"5.2.1(c) Monthly Reports. Within fifteen (15) days after the end of each calendar month, Helios shall deliver to Energea a Monthly Report containing:
(i) Bank statements for all Controlled Accounts;
(ii)  Evidence of Interim Waterfall application (or Trust waterfall, post-Trust Effective Date);
(iii)  DSRA Requirement calculation (including the prior month's Scheduled Debt Service), actual DSRA balance, draws during the reporting period (if any), replenishment status, and remaining replenishment timeline (if applicable);
(iv)  Government subsidy receivables aging report, including evidence of submission/validation and expected payment timing;
(v)  DSCR and DSCCR calculations with supporting detail;
(vi)   Summary of all related-party transactions (including executive compensation), specifying counterparty, amount, purpose, and account used;
(vii) Any material developments, including new projects, SPVs, defaults, or litigation; and
(viii)  A register of all outstanding supplier, contractor, and service provider obligations exceeding USD 100,000 individually, specifying the counterparty, aggregate amount outstanding, aging, and whether a Subordination Acknowledgment (Schedule 6-A) has been executed."
13. Amendment of Schedules 1 and 8
Schedules 1 and 8 of the Agreement are hereby amended and replaced in their entirety with the revised versions attached to this Addendum as Annex 1 and Annex 2, respectively. As of the date of this Addendum, all references to Schedules 1 and 8 in the Agreement shall be deemed to refer to the updated versions annexed hereto. These amended Schedules shall be considered an integral part of the Agreement and shall supersede in full the previous versions.
14. Insertion of Section 5.5 - Equipment Approval and MTR Compliance
A new Section 5.5 is hereby inserted into the Agreement as follows:
"5.5 Equipment Approval and Minimum Technical Requirements (MTRs).
(a)  Adopted MTR Standards. Helios acknowledges and agrees that Energea has issued a binding list of Minimum Technical Requirements ("MTRs") applicable to all Projects developed, owned, or operated by Helios or its Subsidiaries. These MTRs specify the only permitted equipment types, manufacturers, models, certifications, and performance standards authorized for use.
(b)  Mandatory Compliance. Helios shall ensure that all equipment installed in any Project-regardless of the source of funds-complies strictly with the MTRs. Any equipment not included in the MTR list shall be deemed non-compliant.
(c)  Request for Exception. If Helios wishes to use any equipment not listed in the approved MTRs, it must submit a formal written request to Energea including technical specifications, origin details, and justification. Energea may approve or reject such request in its sole discretion.
(d) Condition Precedent. Use of any non-compliant equipment without prior written Energea approval shall constitute a Material Breach and may trigger an Event of Default. No EPC Advance shall be disbursed unless Energea has confirmed in writing that all equipment for the related Project is compliant with the current MTRs or has been expressly approved."
15. Insertion of Section 5.6 - Amortization Adjustment Trigger (Sovereign Downgrade)
A new Section 5.6 is hereby inserted into the Agreement as follows:
"5.6 Amortization Adjustment Trigger - Sovereign Downgrade.
(a) Trigger Event. In the event that Moody's Investors Service downgrades the Republic of Colombia's long-term foreign currency issuer rating to Ba1 or lower, the amortization structure for all future Advances shall automatically adjust as set forth in subsection (b).
(b) Adjusted Structure. Any Advance disbursed following the downgrade shall be amortized as follows: (i) Seventy-five percent (75%) in U.S. Dollars at 15% fixed annual interest; and (ii) Twenty-five percent (25%) in Colombian Pesos at 18% fixed annual interest.
(c)   Preservation of Original Terms. All Advances disbursed prior to the downgrade shall remain subject to the amortization structure in effect at the time of their disbursement.
(d)  Confirmation Notice. Upon the downgrade, Energea shall issue a written notice to Helios confirming the effective date of the adjusted amortization structure."
16. Insertion of Section 10 - Dispute Resolution
A new Section 10 is hereby inserted into the Agreement as follows:
"10. Dispute Resolution. Any dispute, controversy, or claim arising out of or relating to this Agreement, including its interpretation, performance, breach, or termination, shall be resolved as follows:
(a) For disputes where the aggregate amount in controversy is less than USD 5,000,000, such dispute shall be submitted to binding arbitration administered by the Centro de Arbitraje y Conciliación de la Cámara de Comercio de Bogotá (Center for Arbitration and Conciliation), in accordance with its rules in effect at the time of the dispute. The place of arbitration shall be Bogotá, Colombia. The arbitral tribunal shall consist of a single arbitrator. The language of the arbitration shall be Spanish; provided that documentary evidence originally drafted in English may be submitted without translation.
(b)  For disputes where the aggregate amount in controversy is equal to or greater than USD 5,000,000, such dispute shall be submitted to binding expedited arbitration administered by the International Chamber of Commerce (ICC), in accordance with its Expedited Arbitration Rules. The seat of arbitration shall be Bogotá, Colombia. The tribunal shall consist of a sole arbitrator unless otherwise agreed by the Parties. The arbitrator shall be fluent in English and possess significant legal experience with cross-border finance transactions or similar contracts. The language of the arbitration shall be English. Documents in Spanish shall be accompanied by certified English translations at the submitting party's expense.
(c)  If the aggregate amount in controversy cannot be reasonably determined at the time the notice of arbitration is filed, or if a counterclaim or set-off causes the aggregate amount to equal or exceed USD 5,000,000, the dispute shall be submitted to or transferred to ICC arbitration under paragraph (b) above.
For the avoidance of doubt, Section 10 as inserted by this Addendum shall supersede and replace Section 8.9 of the Agreement in its entirety. All other provisions of Section 8.9 not inconsistent with this Section 10, including confidentiality, enforcement of awards, jurisdiction for enforcement, and waiver of objections, are hereby incorporated by reference."
17. Amendment and Restatement of Section 1.41 - Material Adverse Effect
Section 1.41 of the Agreement is hereby amended and restated in its entirety as follows:
"1.41 Material Adverse Effect means, with respect to any Person or any matter, any event, circumstance, change, or effect that individually or in the aggregate has a material adverse effect on: (i) the business, financial condition, operations, performance, properties, or prospects of such Person; (ii) the ability of such Person to perform its obligations under the Loan Documents; (iii) the legality, validity, binding effect, or enforceability of any Loan Document or the rights and remedies of the Lender thereunder; or (iv) the value, enforceability, or priority of the Collateral or the Lender's security interests therein."

18. Insertion of Section 5.2.14 - Supplier Subordination

A new Section 5.2.14 is hereby inserted into the Agreement as follows:

5.2.14 Supplier Subordination.
(a)  For any supplier, contractor, or service provider listed on Schedule 6 (Contracts and Obligations) or Schedule 2 (Approved EPC Contractors), or that is otherwise a counterparty to Helios or any Subsidiary, to whom Helios or any Subsidiary owes, or reasonably expects to owe, an aggregate outstanding amount in excess of USD 300,000 (a "Material Supplier"), Helios shall procure that such Material Supplier executes a Supplier Subordination Acknowledgment in the form of Schedule 6-A attached hereto.
(b) Helios shall not incur or permit any obligation to a Material Supplier to exceed USD 300,000 unless a duly executed Schedule 6-A is already in effect with respect to such counterparty prior to such threshold being exceeded. For the avoidance of doubt, no purchase order, invoice, or contractual commitment that would cause the aggregate outstanding amount to a single counterparty to exceed USD 300,000 shall be entered into or accepted without a Schedule 6-A in effect.
(c)  Inclusion of any new contractor on Schedule 2 shall be conditional upon delivery of a duly executed Schedule 6-A.
(d)  Helios shall deliver to Energea, together with each Monthly Report, an updated register of all counterparties required to have a Schedule 6-A on file, and the aggregate outstanding amount owed to all counterparties that have not executed a Schedule 6-A.
(e)  Aggregate Unsubordinated Exposure. Helios shall not incur or permit the aggregate outstanding amount owed by Helios and its Subsidiaries to all suppliers, contractors, and service providers that have not executed a Schedule 6-A to exceed USD 2,000,000 at any time. For the avoidance of doubt, no purchase order, invoice, or contractual commitment shall be entered into or accepted if doing so would cause the aggregate unsubordinated exposure to exceed USD 2,000,000."

19. Incorporation of Exhibits and Schedules

The following documents, in the forms attached to this Addendum, are hereby incorporated into and made part of the Agreement:

(a)  Exhibit D - Form of Banking Attorney Resolution (Acta de Nombramiento de Apoderado Especial Bancario), as referenced in Section 9.3(c).
(b) Schedule 6-A - Form of Supplier Subordination Acknowledgment (Modelo de Reconocimiento de Subordinacion de Proveedores), as referenced in Section 5.2.14.
(c)  Schedule 4-A - Legacy Trade Payables (Relacion de Cuentas por Pagar Comerciales Preexistentes), as referenced in Section 3.1.7.
All references in the Agreement or in this Addendum to "Exhibit D," "Schedule 6-A," or "Schedule 4-A" shall mean the forms attached hereto, as they may be amended from time to time with the prior written consent of Energea.

20. Amendment of Section 6.1 and Amendment and Restatement of Section 6.4 - Events of Default Classification and Cure Periods
Section 6.1 of the Agreement is hereby supplemented by the insertion of a new Section 6.1A, and Section 6.4 of the Agreement is hereby amended and restated in its entirety, as follows:
"6.1A Default Classification.

For purposes of this Agreement, Events of Default shall be classified into three categories based on severity. The classification of an Event of Default shall determine the applicable cure period under Section 6.4, but shall not limit, restrict, or otherwise affect the remedies available to Energea upon the occurrence of an uncured Event of Default. For the avoidance of doubt, upon expiration of the applicable cure period without cure, all remedies under this Agreement and the Loan Documents shall be available to Energea concurrently and in any order, regardless of the classification of the underlying Event of Default.

(a) Category 1 - Immediate Events of Default. The following Events of Default shall not be subject to any cure period beyond that expressly provided in the Agreement as of the date hereof (including, for the avoidance of doubt, the ten
(10) Business Day cure period for Payment Defaults under former Section 6.4.3):

(i)  Non-payment of any scheduled principal, interest, fee, or other amount under the Loan Documents after expiration of the existing ten (10) Business Day cure period;
(ii)  Bankruptcy, insolvency, liquidation, dissolution, or cessation of material operations of Helios or any material Subsidiary;
(iii)  Change of Control;
(iv) Any Loan Document or any material provision thereof ceasing to be in full force and effect, or Helios asserting the invalidity thereof;
(v) Any Lien created under the Loan Documents ceasing to be a valid and perfected Lien with the required priority, or Helios asserting in writing that such Lien is not valid or perfected;
(vi)  Unauthorized Collateral Dispositions, being the sale, transfer, or disposal of any material Collateral without Energea's prior written consent, except as expressly permitted under the Loan Documents;
(vii)  Issuing instructions to the Trustee that conflict with the Trust Agreement or this Agreement, including directing the Trustee to redirect funds for purposes not authorized by Energea, or attempting to amend or terminate the Trust Agreement without Energea's prior written consent;
(viii)  Opening or using any additional collections accounts without Energea's prior written consent (Section 9.5(a));
(ix) Diverting collections away from the Revenue Controlled Account (Section 9.5(b));
(x)  Changing government disbursement instructions or changing the receiving bank or account without Energea's prior written consent (Section 9.5(c));
(xi)   Active removal, disabling, or circumvention of maker-checker controls, the Banking Special Attorney's authority, or any Controlled Account control mechanism after such controls have been implemented, without Energea's prior written consent;
(xii)  Making payments outside the Interim Waterfall or Trust waterfall priority without Energea's prior written consent (Section 9.5(e)); provided that a payment processed through the override mechanism set forth in Section 9.3(d)(iii) in compliance with the conditions therein shall not constitute an Event of Default under this paragraph (xii);
(xiii)  Cross-Default: the occurrence of any event of default (howsoever defined) under any agreement, instrument, or obligation for borrowed money to which Helios or any Subsidiary is a party or by which any of its assets is bound, if the aggregate principal amount of the obligations subject to such default equals or exceeds USD 2,000,000 (or its equivalent in any other currency); and
(xiv)  The occurrence of a Material Adverse Effect that is not reasonably capable of cure. Upon Energea raising such Material Adverse Effect, Helios shall have three (3) Business Days to contest the determination. If Helios contests, the Parties shall refer the matter to an amigable componedor appointed through the Cámara de Comercio de Barranquilla with relevant expertise (financing, legal, or as dictated by the nature of the alleged Material Adverse Effect). The amigable componedor shall render a binding determination within fifteen (15) Business Days of appointment. During such determination period, Energea shall retain all protective measures under Section 6.4(c).
(b)  Category 2 - Short-Cure Defaults. The following Events of Default shall be subject to the cure periods specified below, commencing upon delivery of written notice from Energea to Helios:

(i) Failure to replenish the DSRA to the DSRA Requirement in accordance with the replenishment obligations set forth in Section 5.4.3(f) following receipt of a Government Payment; provided that, if no Government Payment is received within sixty (60) Business Days of a Permitted DSRA Draw that results in a DSRA Shortfall, such failure shall constitute an Event of Default on the sixtieth (60th) Business Day;
(ii)  Breach of the Perimeter Covenant (Section 5.2.13): fifteen (15) Business Days (Section 5.2.13(e));
(iii)   Failure to initially implement controlled account documentation or maker-checker controls within the timeframes required under Section 9.3: fifteen (15) Business Days from delivery of Energea's written notice; provided that no Advance shall be disbursed until such implementation is confirmed;

(iv)  Collateral defaults, including failure to register or maintain security interests, or any act or omission that jeopardizes Energea's priority or interest in the Collateral: thirty (30) Business Days;
(v)  Material breaches of the Loan Documents not otherwise classified in this Section 6.1A, being breaches that impair Energea's ability to monitor, enforce, or protect its security interests, including without limitation failure to maintain insurance policies, obtain necessary permits, or provide information material to Energea's credit assessment: fifteen (15) Business Days;
(vi)  Misrepresentation: any representation or warranty made by Helios in any Loan Document found to be materially inaccurate when made or deemed made shall be subject to fifteen (15) Business Days' cure to the extent the underlying condition is curable. If the misrepresentation is not reasonably capable of cure, it shall be treated as a Category 1 Event of Default.
(vii)  Failure to satisfy any post-closing obligation under Section 25.3 within the timeline designated by Energea in writing pursuant to Section 25.3. The cure period shall be fifteen (15) Business Days from delivery of Energea's written notice of non-compliance. For the avoidance of doubt, the timeline designated by Energea under Section
25.3 is the performance deadline, not an additional cure period; the cure period under this paragraph (vii) commences upon delivery of Energea's default notice after expiration of the designated timeline. For the avoidance of doubt, nothing in this paragraph (vii) shall limit Energea's discretion to designate timelines of any duration under Section 25.3.
(viii)  The occurrence of a Material Adverse Effect that is reasonably capable of cure: fifteen (15) Business Days. If Helios fails to cure within such period, the Event of Default shall be reclassified as a Category 1 Immediate Event of Default.
(ix) MTR non-compliance on any Project for which an EPC Advance disbursement request is pending: fifteen (15) Business Days. No EPC Advance shall be disbursed until Energea confirms in writing that all equipment for the related Project is compliant with the current MTRs or has been expressly approved under Section 5.5(c).
(c)  Category 3 - Administrative Defaults. The following Events of Default shall be subject to a cure period of thirty
(30) Business Days, commencing upon delivery of written notice from Energea to Helios:

(i)  Failure to deliver any Monthly Report, Financial Certificate, Quarterly Pipeline Report, or other periodic report within the timeframes required under this Agreement;
(ii)  Failure to deliver a supplier subordination register or updated counterparty register under Section 5.2.14(d);
(iii) Regulatory or environmental violations where such non-compliance could reasonably be expected to result in a Material Adverse Effect, provided that Helios is diligently pursuing remediation;
(iv) MTR non-compliance on projects for which no EPC Advance disbursement request is pending;
(v)  Failure to comply with any other administrative or operational covenant of this Agreement not otherwise classified in paragraphs (a) or (b) above.
For the avoidance of doubt, no cure period under this paragraph (c) shall exceed thirty (30) Business Days, and no extension, remediation plan approval, or additional grace shall be required or permitted.

6.4 Cure Periods and Protective Ratchets (Amended and Restated).
(a)  Cure Period Governance. The cure periods set forth in Section 6.1A shall supersede and replace the cure periods in former Section 6.4 in their entirety. All references in this Agreement or any Loan Document to cure periods under Section 6.4 shall be deemed to refer to the cure periods set forth in Section 6.1A.
(b)  Step-Up Interest During Cure. Upon delivery of a written default notice by Energea under Section 6.1A(b) or
6.1A(c), the Step-Up Interest Rate under Section 2.4.6 shall accrue automatically from the date of such notice, regardless of whether the Event of Default is subsequently cured. If the Event of Default is cured within the applicable cure period, Step-Up Interest shall cease to accrue as of the date of cure but shall remain payable for the period during which it accrued; provided, however, that with respect to Category 3 Administrative Defaults only, if Helios cures the Event of Default within fifteen (15) Business Days of the date of notice (being fifty percent (50%) of the Category 3 cure period), any Step-Up Interest accrued during such period shall be waived. The delivery of a default notice under this Section shall be made in good faith based on a bona fide belief by Energea that an Event of Default has occurred. If Helios disputes the occurrence of the asserted Event of Default, Helios may deliver a written objection to Energea within five (5) Business Days of receipt of the default notice, setting forth the factual and legal basis for its objection. Delivery of such objection shall not toll or suspend the cure period or the accrual of Step-Up Interest. However, if the matter is submitted to arbitration under Section 10 and the arbitral tribunal determines that no Event of Default had occurred at the time of the notice, or that the notice was not delivered in good faith, the tribunal shall have authority to order the refund of any Step-Up Interest collected in connection with such notice, together with interest thereon at the Applicable Rate from the date of collection to the date of refund.
(c)  Automatic Protective Measures During Cure. From the date of delivery of a written default notice under Section
6.1A(b) or 6.1A(c) until the earlier of (i) cure or (ii) expiration of the cure period, the following protective measures shall apply automatically; provided that the exercise or non-exercise of any such measure shall not constitute a waiver of, or election among, any other right or remedy available to Energea under this Agreement, the Loan Documents, or Section 25.5:
(i) Energea shall have no obligation to fund any Advance;
(ii)  Helios shall not declare, make, or permit any distribution, dividend, or payment to any shareholder, Related Party, or Affiliate, other than scheduled debt service under this Agreement and approved operating expenses within the Interim Waterfall or Trust waterfall;
(iii) Helios shall provide Energea with status updates on the steps being taken to cure the Event of Default: (A) for Category 2 Short-Cure Defaults, weekly from the date of the default notice; and (B) for Category 3 Administrative Defaults, upon the occurrence of any material development and in any event not less than once every fifteen (15)
Business Days; and
(iv) Energea may, in its sole discretion, require Helios to deposit all available cash in excess of approved operating expenses into the DSRA or Revenue Controlled Account until the Event of Default is cured.
(d)  Uncured Defaults. Upon expiration of any cure period under Section 6.1A without cure, the underlying Event of Default shall be deemed a fully matured Event of Default, and Energea may exercise any and all rights and remedies available under this Agreement and the Loan Documents, concurrently or in any order, without any requirement to exhaust any particular remedy before pursuing another and without the consent of Helios. For the avoidance of doubt, the protective measures set forth in paragraph (c) above are designed for Category 2 and Category 3 defaults only; Category 1 Events of Default carry the right to immediate full remedies upon expiration of any express cure period set forth in the Agreement, without any intermediate protective measure framework.
(e)  No Implied Waiver. The classification of Events of Default under Section 6.1A and the provision of cure periods shall not be construed as a waiver, limitation, or modification of any right or remedy of Energea under this Agreement or any Loan Document. Energea's decision not to deliver a default notice or not to exercise a remedy during or after a cure period shall not constitute a waiver of any subsequent or continuing Event of Default.
(f)  Relationship to Section 25.5. For the avoidance of doubt, nothing in this Section 6.1A or Section 6.4 shall modify, limit, or be construed as inconsistent with Section 25.5 of this Addendum. All provisions regarding no novation, no standstill, no forbearance, and concurrent remedies preservation as set forth in Section 25.5 remain in full force and effect.
(g)  Trustee-Delay Tolling. If Helios demonstrates to Energea's reasonable satisfaction that a Payment Default under Section 6.1A(a)(i) resulted exclusively from a delay attributable to the Trustee's administrative processing or bank clearing on a Trust-administered account, and that sufficient funds were on deposit in the relevant Trust account on or before the applicable payment date to satisfy the obligation in full, then the cure period for such Payment Default shall be tolled for a period not exceeding five (5) Business Days from the date on which Helios delivers to Energea documentary evidence of such Trustee delay and available funds. This tolling provision shall not apply during the Interim Period (as defined in Section 9.1), shall not apply to any shortfall attributable to insufficient funds, and shall not be available more than twice in any twelve (12)-month period.
(h)   Checker Non-Response Safe Harbor. No Event of Default arising from a payment delay or covenant non-performance shall be deemed to have occurred to the extent that Helios demonstrates to Energea's reasonable satisfaction that such delay or non-performance resulted directly and exclusively from the failure of the Banking Special Attorney to act on a timely and waterfall-compliant payment instruction within the timeframes set forth in Section 9.3(d). During any period of demonstrated checker non-response, and subject to a maximum tolling period of ten (10) Business Days per occurrence:
(i) cure periods for Helios payment, distribution, and funding obligations that required the checker's approval and were directly affected by such non-response shall be tolled (but cure periods for obligations not requiring checker approval, including reporting, perimeter, and insurance covenants, shall not be tolled);
(ii)  the Step-Up Interest Rate shall not accrue on amounts that Helios was unable to pay solely due to the checker non-response; and
(iii)  Helios shall not be deemed in breach of any distribution, payment, or funding obligation to the extent that performance required the checker's approval. This safe harbor shall not apply if (A) the payment instruction was inconsistent with the Interim Waterfall or exceeded the approved budget, (B) a Default notice had been delivered to Helios prior to submission of the instruction, or (C) Helios failed to follow the escalation procedure set forth in Section 9.3(d). For the avoidance of doubt, tolling under this paragraph (h) shall terminate upon execution of the override mechanism under Section 9.3(d)(iii), and shall in no event exceed ten (10) Business Days per occurrence."

21. Insertion of Section 5.7 - Energea Operational Representative
A new Section 5.7 is hereby inserted into the Agreement as follows:

"5.7 Energea Operational Representative.

(a)  Appointment. Energea shall, within thirty (30) days of execution of this Addendum, designate a natural person resident in Colombia or an entity with offices in Colombia (the "Energea Operational Representative") to serve as its local operational liaison for purposes of this Agreement.
(b)  Scope. The Energea Operational Representative shall be authorized to: (i) receive notices and communications delivered by Helios under this Agreement; (ii) execute routine operational documents, bank instructions, and administrative filings on behalf of Energea to the extent specifically authorized by Energea in writing; (iii) coordinate with Colombian banks, regulatory entities, and service providers in connection with the Controlled Accounts, Trust establishment, and other operational matters under this Agreement; and (iv) attend periodic operational review meetings with Helios management. For the avoidance of doubt, the Energea Operational Representative shall not have authority to bind Energea to any new obligation, waive any right or remedy, or amend any Loan Document.
(c) Replacement. Energea may replace the Energea Operational Representative at any time by delivering written notice to Helios identifying the replacement, which notice shall be effective five (5) Business Days after delivery.
(d)  Deemed Receipt. If at any time Energea has not designated an Energea Operational Representative, or the designated representative is not available in Colombia, any notice or communication delivered by Helios to Energea's registered address (or the most recent address notified under Section 8.3 of the Agreement) shall be deemed received by Energea on the third (3rd) Business Day following dispatch by internationally recognized courier or by certified email."

22. Insertion of Section 3.1.7 - Legacy Trade Payables

A new Section 3.1.7 is hereby inserted into the Agreement as follows:
"3.1.7 Legacy Trade Payables.

(a) Identification and Schedule. Helios acknowledges that, as of the date of this Addendum, it owes certain outstanding trade payables to vendors, contractors, and service providers that arose prior to the date of this Addendum and that are not classified as Indebtedness under Section 1.73 for purposes of the mandatory repayment or subordination obligation under Section 3.1.6 (collectively, "Legacy Trade Payables"). All Legacy Trade Payables shall be identified on Schedule 4-A - Legacy Trade Payables, which shall set forth:
(i) the name of each creditor;
(ii)  the aggregate amount outstanding as of the date of this Addendum;
(iii)  the nature of the underlying obligation;
(iv) the original due date or invoice date and current aging (in 30-day brackets), and
(v)  whether such creditor has executed a Subordination Acknowledgment.

Schedule 4-A shall be delivered by Helios to Energea within ten (10) Business Days of execution of this Addendum.

(b)  Paydown Obligation. Helios shall extinguish all Legacy Trade Payables in full within twenty-four (24) months of the date of this Addendum (the "Legacy Paydown Period"). Legacy Trade Payable payments shall be included as a separate line item in the Approved Budget and paid through the waterfall tier applicable to approved operating expenses (Section 9.4(d) during the Interim Period, or the equivalent Trust waterfall tier thereafter).
(c)   Direct Payment. All payments to Legacy Trade Payable creditors shall be made directly from the Revenue Controlled Account (or, following the Trust Effective Date, the applicable Trust account) to the creditor, and Helios shall not receive, hold, or intermediate such funds. Each payment instruction shall identify the creditor, invoice or obligation reference, and amount, and shall be subject to the maker-checker controls applicable to the Revenue Controlled Account under Section 9.3.
(d)  Subordination as Condition Precedent. Prior to the disbursement of the First Advance, Helios shall deliver to Energea duly executed subordination acknowledgments, in a form reasonably acceptable to Energea, from each Legacy Trade Payable creditor identified on Schedule 4-A that has agreed to subordinate (each, a "Subordinating Vendor"), confirming that such creditor's claims are subordinate to the Obligations under this Agreement and the Loan Documents. Delivery of all such subordination acknowledgments shall be a Condition Precedent to the First Advance.
(e)  Paydown Sequencing. Within the Legacy Paydown Period, Helios shall allocate Legacy Trade Payable payments first to creditors that have not executed a subordination acknowledgment ("Non-Subordinating Vendors") before any payments to Subordinating Vendors, in order to mitigate the risk that such obligations acquire mérito ejecutivo under Colombian law. The pace of paydown shall be determined by available cash flow through the applicable waterfall tier, subject to maintenance of the DSCR and other financial covenants under this Agreement. For the avoidance of doubt, Legacy Trade Payables shall not be repaid from the proceeds of the First Advance; repayment of Legacy Trade Payables shall be funded exclusively through ongoing project revenues applied in accordance with the Interim Waterfall (Section 9.4) or, following the Trust Effective Date, the Trust waterfall.

(f)  Restrictions. During the Legacy Paydown Period: (i) Helios shall not incur any new trade payable to a creditor listed on Schedule 4-A that would increase the aggregate amount owed to such creditor above the amount set forth on Schedule 4-A, unless such new obligation arises in the ordinary course of business under an existing contract and does not exceed USD 50,000 individually; and (ii) Helios shall not settle, restructure, or renegotiate any Legacy Trade Payable on terms less favorable to Energea (including extending maturity beyond the Legacy Paydown Period) without Energea's prior written consent.
(g) Reporting. Helios shall include in each Monthly Report delivered under Section 5.2.1(c): (i) the outstanding balance of each Legacy Trade Payable; (ii) payments made during the reporting period, with proof of payment (including bank transfer confirmation); (iii) subordination status of each creditor; and (iv) expected extinguishment timeline, until all Legacy Trade Payables are fully extinguished.

(h)  Default. Failure to extinguish all Legacy Trade Payables within the Legacy Paydown Period shall constitute an Event of Default, classified as a Category 2 Short-Cure Default under Section 6.1A(b), with a cure period of fifteen
(15) Business Days from delivery of Energea's written notice."

23. Insertion of Section 3.1.8 - Advance Request Response and Right of First Refusal
A new Section 3.1.8 is hereby inserted into the Agreement as follows:
"3.1.8 Advance Request Response and Right of First Refusal.
(a)  Response Periods. Upon receipt of a duly completed Advance Request from Helios under Section 2.2.1, Energea shall respond within: (i) fifteen (15) Business Days for Working Capital Advances; and (ii) ninety (90) Business Days for EPC Advances.
(b)  Right of First Refusal. If Energea declines an Advance Request or fails to respond within the applicable period under paragraph (a), the Right of First Refusal under Section 5.2.12 of the Agreement (Applicable Debt Financing) shall apply. For the avoidance of doubt, Section 5.2.12 provides Helios with a structured exit to third-party financing, subject to the timelines and conditions set forth therein.
(c)   Subordination of Third-Party Financing. Any Indebtedness incurred by Helios through third-party financing following the exercise of the Right of First Refusal under Section 5.2.12 shall be fully subordinated to the obligations under this Agreement and the Loan Documents. Such subordination shall be documented in form and substance satisfactory to Energea prior to the disbursement of any third-party funds.
(d) Standstill During Disputes. During any period in which a Material Adverse Effect determination or Event of Default is pending under Sections 6.1A or 6.4, Helios shall not (i) incur any new Indebtedness, (ii) make any distribution, dividend, or payment to any shareholder, Related Party, or Affiliate (other than scheduled operating expenses in the approved budget), (iii) dispose of, encumber, or transfer any material asset or Collateral, or (iv) take any action that would materially alter the financial position or asset base of Helios or any Subsidiary."
24. Amendment of Section 2.7 - Voluntary Prepayment
Section 2.7 of the Agreement is hereby amended and restated in its entirety as follows:

"2.7 Voluntary Prepayment. Helios may prepay any outstanding Advance, in whole or in part, at any time without premium, penalty, or minimum or maximum holding period, upon not less than thirty (30) days' prior written notice to Energea. Any voluntary prepayment shall be accompanied by payment of all accrued and unpaid interest on the amount prepaid through the date of prepayment. Voluntary prepayments shall be applied in inverse order of maturity unless otherwise agreed by the Parties in writing. For the avoidance of doubt, no breakage costs shall apply to voluntary prepayments except to the extent of documented hedging breakage costs, if any."
25. Effectiveness and Waiver of Certain Conditions Precedent
25.1  Effectiveness. Notwithstanding anything to the contrary in Section 3.1 of the Agreement, the Parties agree that the Agreement, as amended by this Addendum, shall be deemed fully effective as of the date of execution of this Addendum. The Agreement and this Addendum shall be read and construed as a single instrument.
25.2  Waiver for Effectiveness Only. Any Conditions Precedent listed in Section 3.1 of the Agreement that remain unfulfilled as of the date of this Addendum are hereby waived for purposes of effectiveness only. Such waiver shall not impair the validity, enforceability, or binding nature of the Agreement or any Loan Document. For the avoidance of doubt, (i) such Conditions Precedent are conditions to further Advances only and shall not affect the enforceability of any obligation, representation, warranty, or remedy under the Agreement or any Loan Document; and (ii) no failure to satisfy any Condition Precedent prior to the date of this Addendum shall, in and of itself, constitute an Event of Default, provided that all such Conditions Precedent shall remain in full force as post-closing obligations subject to the timelines designated by Energea under Section 25.3.
25.3   Post-Closing Obligations. Such unfulfilled Conditions Precedent, including without limitation those set forth below, shall remain in full force as post-closing obligations of Helios and must be fulfilled no later than the following deadlines:
(a) execution of the Trust Agreement and appointment of the Trustee - sixty (60) Business Days from the date of this Addendum; (b) registration or implementation of applicable corporate authorizations - fifteen (15) Business Days from the date of this Addendum; (c) establishment of the Trust-administered accounts - forty-five (45) Business Days from the date of this Addendum; and (d) re-execution of the Equity Pledge Agreement - fifteen (15) Business Days from the date of this Addendum (of which (1) notarized execution shall occur no later than ten (10) Business Days from the date of this Addendum, and (2) registration in the Registro de Garantías Mobiliarias (Colombian Registry of Movable Guarantees) shall occur no later than five (5) Business Days after such notarized execution). Notwithstanding the foregoing, with respect to paragraphs (a) and (c) only, if Helios demonstrates to Energea's reasonable satisfaction that the delay is attributable to administrative processing by the fiduciary entity, regulatory approval timelines, or other factors outside the reasonable control of both Helios and Energea (an "External Trust Delay"), then the applicable deadline shall be tolled for the duration of such External Trust Delay, subject to the following conditions: (A) Helios delivers written notice to Energea within five
(5) Business Days of becoming aware of such delay, together with documentary evidence of the external cause; (B) Helios demonstrates that it is diligently pursuing completion of the affected obligation; (C) tolling shall not exceed sixty (60) additional Business Days beyond the original deadline; and (D) tolling shall terminate immediately upon the earlier of the resolution of the External Trust Delay or expiration of the sixty (60) Business Day tolling cap. For the avoidance of doubt, this tolling provision does not apply to paragraphs (b) or (d), which remain subject to their respective deadlines without extension. Failure to satisfy any post-closing obligation within the applicable deadline (as tolled, if applicable) shall constitute an Event of Default under Section 6.1.
25.4  Interim Period Governance. During the Interim Period (as defined in Section 9.1), all cash management, controlled account, and waterfall obligations shall be governed by Section 9 of this Addendum. The provisions of Section 9 shall apply immediately upon execution and shall not be conditioned on the fulfillment of any outstanding Condition Precedent.
25.5  No Novation or Standstill; Concurrent Remedies Preserved. For the avoidance of doubt, (a) this Addendum does not constitute a novation of the Agreement or any Loan Document; (b) all existing Obligations of Helios under the Agreement remain in full force and effect except as expressly amended herein; (c) no provision of this Addendum shall be construed as creating a standstill, forbearance, or suspension of any right or remedy of Energea under the Loan Documents; and (d) Energea retains the right at all times to exercise any and all rights and remedies available under this Agreement and the Loan Documents concurrently or in any order, without any requirement to exhaust any particular remedy before pursuing another, and without requiring the consent of Helios as to the selection, sequencing, or timing of any enforcement action. Nothing in Section 4.9 or elsewhere in this Addendum shall be construed as establishing a mandatory enforcement sequence or as conditioning any remedy upon the prior exhaustion of any other remedy.

CLOSING REMARKS

Except as expressly modified herein, all other terms, conditions, and obligations under the Agreement shall remain in full force and effect.

Counterparts; Electronic Execution. This Addendum may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart by electronic means, including by portable document format (.pdf), electronic signature platform (including Dropbox Sign), or other electronic transmission, shall be equally effective as delivery of a manually executed counterpart. For all purposes under Colombian law requiring notarization or registration (including, without limitation, the Registro Único de Garantías Mobiliarias), the Parties shall, upon request by either Party, execute and deliver wet-ink or notarized counterparts of this Addendum, in which case such counterparts shall be deemed effective as of the Effective Date regardless of the date of physical execution or notarization.

IN WITNESS WHEREOF, the Parties have caused this Addendum to be executed by their duly authorized representatives as of the Effective Date.

SIGNATURES

For Energea Portfolio 5 LATAM LP,
Name: Mike Silvestrini Title: Managing Partner

For Helios Energía S.A.S. E.S.P.,

Name: Angelina Alvear Flórez Title: Legal Representative

For Helios Energía S.A.S. E.S.P.,
Name: Juan Pablo Ballestas Juliao Title: Operational Assigned Manager

ANNEXES, EXHIBITS, AND SCHEDULES

The following documents are attached for reference only and form part of the Agreement pursuant to Section 19 (Incorporation of Exhibits and Schedules) of Addendum No. 01.
No signature is required on the pages that follow.

ANNEX 1 AMENDED SCHEDULE 1 - ADVANCE REQUEST FORM
(Replaces Schedule 1 of the Agreement pursuant to Section 13 of Addendum No. 01)

This Advance Request Form is submitted pursuant to the Loan and Security Agreement, dated as of January 22, 2025 (the "Agreement"), as amended by Addendum No. 01 (the "Addendum"), by and between Energea Portfolio 5 LATAM LP ("Energea") and Helios Energía S.A.S. E.S.P. ("Helios"). All capitalized terms used but not defined in this Advance Request Form shall have the meanings ascribed to them in the Agreement and the Addendum.

1.  Advance Request Details

Date of Request:
Type of Advance:
(Select one:)
☐	EPC Advance
☐	Working Capital Advance (First)
☐	Working Capital Advance (Subsequent)

Requested Amount (USD):
Date Required:
Purpose of Advance:

2.  Supporting Documentation Checklist

(Include all required attachments for the requested Advance type as per Section 2.1 of the Agreement and the Addendum.)

For First Working Capital Advance, attach:

☐	Evidence of all Corporate Debt (Schedule 4), including payoff instructions and account details.
☐	A Financial Certificate.
☐	Certification of compliance with Anti-Corruption Laws and Anti-Money Laundering Laws.
☐	Evidence of DSRA initial funding or funding plan (Section 5.4.3(c) of the Addendum).
☐	Evidence of Controlled Account designation and maker-checker activation (Section 9.2-9.3).
☐	Schedule 4-A (Legacy Trade Payables), delivered per Section 3.1.7(a) of the Addendum.
☐	Subordination acknowledgments from all Subordinating Vendors identified on Schedule 4-A, per Section 3.1.7(d) of the Addendum.

For Subsequent Working Capital Advances, attach:

☐	Documentation confirming the intended use of funds.
☐	A Financial Certificate.

☐	Certification of compliance with Anti-Corruption Laws and Anti-Money Laundering Laws.
☐	Current DSRA balance confirmation and compliance with DSRA Requirement (Section 5.4.3).
☐	Current supplier subordination register (Section 5.2.14(d)) and confirmation that aggregate unsubordinated exposure does not exceed USD 2,000,000.
☐	Confirmation that no Default or Event of Default exists under Section 9.5.

For First EPC Advance, attach:

☐	All Project documents, including EPC agreements, project budgets, supplier invoices, construction schedules, and payment schedules.
☐	Certification of compliance with Anti-Corruption Laws and Anti-Money Laundering Laws.
☐	A Financial Certificate.
☐	Written confirmation from Energea that all equipment for the related Project complies with the current MTRs or has been expressly approved (Section 5.5(d) of the Addendum).
☐	Evidence of DSRA compliance (balance ≥ DSRA Requirement).
☐	Evidence that all required Supplier Subordination Acknowledgments (Schedule 6-A) are in effect for Material Suppliers (Section 5.2.14).
For Subsequent EPC Advances, additionally attach:

☐	Copies of the Cartas de Adherencia for the subscribers associated with the projects to be financed by the requested Advance.
☐	Summary of project construction status, including details of completed projects and confirmation of SSPD registration for projects that have reached operational status.
☐	MTR compliance confirmation for the specific Project (Section 5.5(d)).
☐
Perimeter Covenant compliance certification (Section 5.2.13): confirmation that the Project is within the secured perimeter and that no new entity, contract, or asset transfer has occurred outside the perimeter without Energea's consent.

☐	Updated Quarterly Pipeline Report if due (Section 5.2.13(d)).

3.  Declaration by Helios

By submitting this Advance Request Form, Helios certifies the following:

1.  The representations and warranties set forth in the Agreement and the Addendum remain true and correct as of the date of this request.

2. No Default or Event of Default, or event that with notice or lapse of time would constitute an Event of Default, has occurred and is continuing, including under Section 9.5 of the Addendum (Controlled Account defaults).

3.  The requested Advance will be used solely for the purposes authorized under the Agreement and the Addendum and in compliance with applicable laws.

4.  The DSRA balance equals or exceeds the DSRA Requirement as of the date hereof (Section 5.4.3).

5.  Helios is in compliance with the Perimeter Covenant (Section 5.2.13), including the management fee prohibition under Section 5.2.13(c)(v).

6. All Material Suppliers (as defined in Section 5.2.14) have executed a Supplier Subordination Acknowledgment (Schedule 6-A), and the aggregate unsubordinated exposure does not exceed USD 2,000,000.
7. The maker-checker controls on all Controlled Accounts are operational and no unauthorized disbursement or account change has occurred.

4.  Payment Instructions

Please disburse the requested Advance to the following account:

During the Interim Period (before Trust Effective Date):

Account Name:
Bank Name:
Account Number:
SWIFT/BIC Code:
Account Type:

(Note: This account must be the Revenue Controlled Account designated under Section 9.2 of the Addendum or the Interim Reserve Account designated under Section 9.1(j) of the Addendum, subject to maker-checker controls under Section 9.3.)

After Trust Effective Date:

Account Name:
Trust/Fiducia Name:
Bank Name:
Account Number:
SWIFT/BIC Code:

(Note: This account must be the Trust-administered account designated under the Trust Agreement.)

5. Submitted by

Helios Energía S.A.S. E.S.P.

By:                                                 Name:                           Title:                                                         Date:

6.  Receipt and Approval by Energea

Energea Portfolio 5 LATAM LP

Received:

Approved / Rejected:
By:                                                 Name:                           Title:                                                         Date:
Comments / Conditions:

ANNEX 2 AMENDED SCHEDULE 8 - PROJECT INFORMATION AND REPORTING
(Replaces Schedule 8 of the Agreement pursuant to Section 13 of Addendum No. 01)

This Schedule outlines the project-related information required under the Loan and Security Agreement, dated as of January 22, 2025 (the "Agreement"), as amended by Addendum No. 01 (the "Addendum"). Helios shall provide periodic reports to Energea containing the metrics and details described below for all active, planned, and completed Projects, including Government Projects, Energea Projects, and Commercial and Distributed Projects (as defined in Section 1.49 of the Agreement, as amended).
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PART A - MONTHLY REPORT
(Due within fifteen (15) days after the end of each calendar month, per Section 5.2.1(c))

A.1  Controlled Account and Waterfall Reporting

A.1.1  Bank statements for all Controlled Accounts (Revenue Controlled Account, DSRA Controlled Account, and any Operating Controlled Account), including opening balance, all transactions, and closing balance.

A.1.2  Evidence of Interim Waterfall application (Section 9.4) or Trust waterfall application (post-Trust Effective Date), showing each priority tier, amounts applied, and residual released to Helios.

A.1.3  DSRA Requirement calculation (being three (3) times the Scheduled Debt Service for the immediately preceding calendar month, or four (4) times if a Reserve Step-Up is in effect under Section 5.4.3(a)(ii)), actual DSRA balance, any draws during the period, replenishment status, and remaining replenishment timeline (if applicable). If a DSRA Shortfall exists, include evidence of government receipt delay extension request (if applicable, per Section 5.4.3(f)).
A.2  Revenue and Subsidy Reporting

A.2.1  Total revenue per Project category (Government Projects, Energea Projects, Commercial and Distributed Projects), segmented into: (a) Government subsidies received during the period; (b) Direct subscriber/customer payments collected; (c) C&I contract revenues; (d) Community energy and virtual self-generation revenues.

A.2.2  Cumulative government subsidies disbursed to date.

A.2.3  Government subsidy receivables aging report, including evidence of submission/validation and expected payment timing. If any receivable is overdue by more than ninety (90) days, include evidence of legal recourse initiated (Derecho de Peticion or Tutela).

A.2.4  Average revenue per subscriber (ARPS), calculated by Project category.
A.3  Subscriber and Deployment Metrics

A.3.1  Total number of existing subscribers/customers under operation, segmented by Project category.
A.3.2  New subscribers/customers added during the reporting period.

A.3.3  Geographic distribution, segmented by region and municipality.

A.4  Energy System Metrics

A.4.1  Aggregate capacity installed (kW) across all subscriber/customer systems, segmented by Project category.

A.4.2  Average daily energy consumption per subscriber (kWh).

A.4.3  Percentage of subscribers/customers receiving uninterrupted service (% availability).

A.5  Financial Covenants and Ratios

A.5.1 DSCR and DSCCR calculations with supporting detail.
A.5.2  Summary of all related-party transactions during the period (including executive compensation), specifying counterparty, amount, purpose, and account used (per Section 5.2.1(c)(vi)).

A.5.3  Confirmation that no management fee, service fee, license fee, royalty, or similar payment has been charged outside the controlled waterfall and approved budget (per Section 5.2.13(c)(v)).

A.6  Supplier Subordination Register

A.6.1  A register of all outstanding supplier, contractor, and service provider obligations exceeding USD 100,000 individually, specifying: (a) counterparty name and NIT; (b) aggregate amount outstanding; (c) aging; (d) whether a Subordination Acknowledgment (Schedule 6-A) has been executed (per Section 5.2.1(c)(viii)).

A.6.2  Aggregate unsubordinated exposure (total outstanding to counterparties without a Schedule 6-A in effect), with confirmation that the aggregate does not exceed USD 2,000,000 (per Section 5.2.14(e)).
A.7  Material Developments

A.7.1  Any material developments, including new Projects, SPVs, defaults, litigation, regulatory actions, or changes to government subsidy programs.

A.7.2  Any changes to Controlled Account banks, signatories, or maker-checker configurations.

A.7.3  Status of Banking Attorney Resolution registration and any dormancy/reactivation events (per Section 9.6).

A.8  Cost and Investment Summary

A.8.1 Total capital expenditures (CAPEX) by category: (a) equipment acquisition; (b) installation costs.

A.8.2  Total operational expenditures (OPEX) by category: (a) maintenance costs; (b) administrative costs.

A.8.3  Average cost per subscriber/customer installation, segmented by Project category.
A.9  Legacy Trade Payables

A.9.1  Outstanding balance of each Legacy Trade Payable listed on Schedule 4-A.

A.9.2  Payments made during the reporting period, with proof of payment (including bank transfer confirmation).

A.9.3 Subordination status of each creditor (Subordinating Vendor or Non-Subordinating Vendor, per Section 3.1.7(d) and (e)).

A.9.4  Expected extinguishment timeline, until all Legacy Trade Payables are fully extinguished (per Section 3.1.7(g)).
--------------------

PART B - QUARTERLY REPORT
(Due within fifteen (15) days after the end of each calendar quarter)

B.1 Perimeter Covenant Pipeline Report (Section 5.2.13(d))

B.1.1  A report listing all new projects, SPVs, expansions, and development initiatives during the quarter, including:
(a) Project name and type (Government, Energea, or Commercial and Distributed); (b) status (development, construction, operational); (c) projected COD; (d) expected annual revenues; (e) the account(s) into which revenues will be deposited; (f) whether the Project is within the secured perimeter; (g) Energea consent status (approved, pending, not required).

B.2  Operational Status

B.2.1  Active and operational systems (number and percentage), segmented by Project category.

B.2.2  Systems under construction (number and percentage).

B.2.3  Planned systems, segmented by: (a) number of subscribers/customers; (b) estimated completion timelines; (c) Project category.

B.3  Growth and Efficiency Metrics

B.3.1  Subscriber/customer growth rate (quarterly and year-over-year).

B.3.2  Replacement rate for aging or faulty systems (% of systems replaced/upgraded during reporting period).

B.3.3  Average resolution time for service disruptions (days per reported issue).

B.4  Project-Level Financial Metrics

B.4.1  Development return (portfolio-level, aggregated), segmented by Project category.

B.4.2  Internal rate of return (IRR) for the portfolio at financial close, segmented by Project category.

B.5  Operations and Maintenance (O&M) Compliance

B.5.1  Percentage of systems inspected and maintained per schedule.

B.5.2  Percentage of reported issues resolved within SLA timelines.
B.5.3  Data from monitoring systems, including: (a) power generation (kWh); (b) system downtime (hours).

B.6  MTR Compliance Summary (Section 5.5)

B.6.1  Confirmation that all equipment installed during the quarter complies with the current MTRs.

B.6.2  List of any exception requests submitted to Energea, their status (approved/rejected/pending), and the equipment in question.

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REPORTING FORMAT AND SUBMISSION

Frequency. Part A (Monthly Report) shall be submitted within fifteen (15) days after the end of each calendar month. Part B (Quarterly Report) shall be submitted within fifteen (15) days after the end of each calendar quarter.
The quarterly submission shall include Part A for the final month of the quarter and Part B.

Format. All reports shall be submitted in a format agreed upon by Energea and Helios, which may include electronic spreadsheets, presentations, or other data visualization tools. Helios shall ensure the accuracy and timeliness of all submitted information.

Certification. Each Monthly Report and Quarterly Report shall be certified by the Operational Assigned Manager as true, correct, and complete in all material respects as of the reporting date.

SIGNATURES

The undersigned, being duly authorized representatives of the Parties, agree to the terms and contents of this Schedule:

For Helios Energía S.A.S. E.S.P.:

By:                                                 Name:                           Title:                                                         Date:

For Energea Portfolio 5 LATAM LP:

By:                                                 Name:                           Title:                                                         Date:

[EN PAPEL MEMBRETE DE HELIOS ENERGÍA S.A.S. E.S.P.]

EXHIBIT D
FORM OF BANKING ATTORNEY RESOLUTION
(Modelo de Acta de Nombramiento de Apoderado Especial Bancario)

[NOTA: Confirmar estructura accionaria de Helios. Si accionista único, cambiar 'Asamblea de Accionistas' por 'Decisiones del Accionista Único' en todo el documento.]

ACTA No. [•]
DECISIONES DE LA ASAMBLEA DE ACCIONISTAS HELIOS ENERGÍA S.A.S. E.S.P. - NIT [•]
Fecha: [•] • Lugar: [•]

I.  Constancias Preliminares

1. Estructura societaria. Helios Energía S.A.S. E.S.P. (la "Sociedad" o "Helios") es una sociedad por acciones simplificada de servicios públicos constituida bajo las leyes de la República de Colombia. Los accionistas de la
Sociedad, debidamente representados, ejercen las atribuciones del máximo órgano social y adoptan sus determinaciones mediante actas asentadas en el libro de actas de la Sociedad.
2.  Representación. Comparece(n) [•], identificado(a) con [•], en calidad de [•] de Helios, con fundamento en el Certificado de Existencia y Representación Legal expedido por la Cámara de Comercio de [•] en fecha [•]
(vigencia ≤ 30 días), con facultades vigentes y suficientes.

3.  Instalación. Siendo las [•] horas del día [•], la Asamblea instala la sesión y procede a resolver el orden del día.

II.  Orden del Día

1.  Instalación.
2.  Nombramiento de Apoderado Especial Bancario (Banking Special Attorney).
3.  Instrucciones de inscripción, formalización y autorizaciones operativas.
4.  Lectura y aprobación del acta.

III.  Considerandos

(i)  Que la Sociedad es parte del Loan and Security Agreement de fecha 22 de enero de 2025 (el "Acuerdo" o "LSA"), según enmendado por el Addendum No. 01 (el "Addendum" y, conjuntamente con el Acuerdo, el
"Financiamiento"), celebrado con Energea Portfolio 5 LATAM LP ("Energea" o el "Acreedor").
(ii)  Que el Addendum, en su Sección 9, exige la implementación de Cuentas Controladas - específicamente la Cuenta de Recaudo Controlada (Revenue Controlled Account) y la Cuenta de Reserva Interina (Interim Reserve Account, según la Sección 9.1(j) del Addendum) (o, tras la Trust Effective Date, la cuenta de reserva administrada por el Trust que contiene la DSRA) (en adelante, la "Cuenta DSRA") - administradas bajo un esquema maker-
checker conforme al Acuerdo y al Addendum.

(iii) Que la Sección 9.3(c) del Addendum requiere que Helios adopte un mecanismo de Apoderado Especial Bancario (Banking Special Attorney) mediante resolución corporativa, en forma y sustancia satisfactorias para
Energea, para la operación bancaria de las Cuentas Controladas.
(iv) Que este mecanismo opera exclusivamente respecto de la Cuenta de Recaudo Controlada y la Cuenta DSRA.
Las cuentas operativas de Helios (financiadas con recursos liberados conforme al waterfall) no están sujetas a este poder y permanecen bajo la gestión autónoma de Helios.

IV. Resoluciones

PRIMERA - Nombramiento del Apoderado Especial Bancario.

La Asamblea nombra como Apoderado Especial Bancario a [•], [• nacionalidad], identificado(a) con [•], propuesto por Energea bajo el Financiamiento, con facultades limitadas y exclusivas para actuar únicamente respecto de las Cuentas Controladas definidas en el Acuerdo y el Addendum (la Cuenta de Recaudo Controlada y la Cuenta DSRA), sin que ello implique representación legal general de la Sociedad.
SEGUNDA - Alcance de facultades (estrictamente bancarias).

Dentro del esquema maker-checker, el apoderado podrá, respecto de la Cuenta de Recaudo Controlada y la Cuenta DSRA, y solo para su operación bancaria:

(a)  Aprobar y ejecutar pagos, transferencias y débitos previamente preparados por Tesorería de Helios, exclusivamente conforme al Interim Waterfall (Sección 9.4 del Addendum) o al waterfall del Trust Agreement, según aplique;

(b) Autorizar altas, bajas y cambios de firmantes, beneficiarios, perfiles, límites y parámetros de e-banking;
(c)  Impartir instrucciones a bancos depositarios (incluidas cartas operativas, cut-off times, confirmaciones y formatos propios del banco) para la ejecución del waterfall y demás disposiciones del Acuerdo y el Addendum;

(d) Ordenar transferencias entre Cuentas Controladas y, cuando corresponda conforme al Acuerdo, giros a la cuenta de Energea o cuentas de servicio de la deuda;

(e)  Suscribir formularios, contratos operativos bancarios, comunicaciones y actualizaciones estrictamente relacionadas con la apertura, operación, mantenimiento y cierre de las Cuentas Controladas, incluyendo KYC/AML requeridos por las entidades financieras.
TERCERA - Exclusiones y límites.

El apoderado no tendrá: (i) representación legal general; (ii) facultades para contratar con terceros ajenos a la operativa bancaria; (iii) facultades laborales; (iv) facultades para disponer de activos distintos a los movimientos permitidos en las Cuentas Controladas; (v) representación judicial general; ni (vi) facultades para modificar el Acuerdo, el Addendum, el Trust Agreement o el waterfall. El apoderado no podrá ampliar, delegar, ceder o sustituir este poder sin autorización previa y escrita de Energea y de la Sociedad.

CUARTA - Vigencia, dormancia, reactivación y terminación.

(a) Vigencia inicial. Este poder rige desde su inscripción en la Cámara de Comercio competente.
(b) Período Interino (Interim Period). Desde la inscripción hasta la Trust Effective Date (según se define en la Sección 9.1(b) del Addendum), el Apoderado Especial Bancario ejercerá activamente sus facultades sobre la Cuenta de Recaudo Controlada y la Cuenta DSRA.

(c)  Dormancia durante vigencia del Trust. Una vez constituida la fiducia mercantil (Trust) y operativa la administración fiduciaria sobre las Cuentas Controladas, las facultades del Apoderado Especial Bancario quedarán en estado de dormancia. Durante la dormancia: (i) el registro en Cámara de Comercio permanecerá vigente; (ii) los perfiles de e-banking se mantendrán configurados pero desactivados; y (iii) el apoderado no ejecutará instrucciones salvo que se active la reactivación conforme a la cláusula (d) siguiente.

(d)  Reactivación automática. Las facultades del Apoderado Especial Bancario se reactivarán de pleno derecho, sin necesidad de resolución adicional, ante cualquiera de los siguientes eventos:

(i) terminación, resolución, liquidación o nulidad del contrato de fiducia mercantil (Trust Agreement);
(ii)  la entidad fiduciaria (Trustee) cese en sus funciones, sea intervenida, liquidada, o pierda su autorización para operar, y no sea reemplazada dentro de los treinta (30) Días Hábiles siguientes;
(iii)  la Sociedad o Energea notifique al apoderado que el Trust ha dejado de ser operativo por cualquier causa; o
(iv) ocurra un Event of Default bajo el Acuerdo que afecte la operatividad de las Cuentas Controladas.

Dentro de los cinco (5) Días Hábiles siguientes a la reactivación, Helios deberá reactivar los perfiles de e-banking y notificar a las entidades financieras correspondientes.

(e)  Terminación. Este poder terminará únicamente cuando todas las Obligaciones bajo el Financiamiento hayan sido íntegramente satisfechas y Energea emita un Release Notice. Mientras existan Obligaciones, este poder no podrá ser revocado, limitado o sustituido sin consentimiento previo y escrito de Energea.

QUINTA - Inscripción, formalización y apostilla.

Se autoriza al Representante Legal de la Sociedad para: (i) elevar estas decisiones a documento para inscripción en el Registro Mercantil; (ii) gestionar notarización, apostilla y traducciones oficiales si las exigen bancos del exterior;
(iii) suscribir y entregar Cartas de Instrucciones a cada banco, coherentes con el Acuerdo y el Addendum; y (iv) expedir copias certificadas de la presente acta y sus anexos.

SEXTA - Alineación operativa y prevalencia.

La actuación del apoderado se regirá por el Acuerdo, el Addendum, y por las Cartas de Instrucciones remitidas a cada banco. En caso de conflicto, prevalecerán el Acuerdo y el Addendum. Durante la dormancia del poder, las instrucciones a bancos serán impartidas exclusivamente por el Trustee conforme al Trust Agreement.

SÉPTIMA - Entregables y archivo.
La Sociedad obtendrá y conservará: (i) aceptación escrita del apoderado (Anexo 1 de este Exhibit D); (ii) copia de identificación y demás KYC/AML exigidos por los bancos; (iii) constancia de inscripción del poder en Cámara de Comercio; (iv) copia de las Cartas de Instrucciones entregadas a los bancos; (v) evidencia de activación de perfiles y parámetros de e-banking bajo el esquema maker-checker; y (vi) soportes de los accionistas.

OCTAVA - Autorización a bancos y terceros.

Se autoriza a las entidades financieras donde se mantengan las Cuentas Controladas a reconocer y dar curso a las instrucciones impartidas por el Apoderado Especial Bancario conforme a esta acta, el Acuerdo y el Addendum, y se ordena a Tesorería de Helios no instruir operaciones sobre la Cuenta de Recaudo Controlada o la Cuenta DSRA que contravengan el waterfall o que no cuenten con la aprobación del apoderado.
NOVENA - Prohibición respecto de Cuentas Controladas y limitación de facultades bancarias.

(a) El Representante Legal, administradores, tesorería y cualquier funcionario de Helios no podrán instruir, autorizar, ejecutar, modificar perfiles o firmantes ni disponer de fondos en la Cuenta de Recaudo Controlada o la
Cuenta DSRA salvo mediante el flujo maker-checker y con aprobación y ejecución del Apoderado Especial Bancario.

(b)  Las entidades financieras deberán rechazar instrucciones que no cumplan con el flujo anterior; la Sociedad ratifica que tales instrucciones no la obligan y autoriza al Apoderado a exigir su reversión.
(c)  Toda actuación en contravención de esta cláusula es ineficaz internamente; la Sociedad y sus funcionarios deberán revertir cualquier operación realizada y reportarla a Energea en un plazo de un (1) día hábil.

(d) Para claridad: esta restricción aplica exclusivamente a la Cuenta de Recaudo Controlada y la Cuenta DSRA. Las cuentas operativas de Helios, financiadas con recursos liberados conforme al waterfall, no están sujetas a las restricciones de esta Resolución y Helios mantiene plena autonomía sobre su operación.

DÉCIMA - Condición para apertura y operación de Cuentas Controladas.
(a) La apertura de cualquier cuenta que sea designada como Cuenta Controlada requerirá, como condición, la configuración de perfiles de e-banking maker-checker y el registro del Apoderado Especial Bancario como checker/aprobador.

(b)  Hasta tanto no se cumplan dichas condiciones, la cuenta se considerará no operativa y no podrá recibir ni efectuar débitos, transferencias o pagos.

(c) Cuando el banco exija la firma del Representante Legal para apertura, dicha firma será meramente formal y no confiere facultades operativas fuera del flujo maker-checker.

UNDÉCIMA - Consistencia con el Addendum.
Esta Resolución se otorga en cumplimiento de la Sección 9.3(c) del Addendum No. 01 al Loan and Security Agreement. Las disposiciones de dormancia, reactivación y terminación contenidas en la Resolución CUARTA se interpretarán de manera consistente con la Sección 9.6 del Addendum. En caso de inconsistencia entre esta Resolución y el Acuerdo o el Addendum, prevalecerán las disposiciones del Acuerdo y del Addendum. Los términos definidos en el Acuerdo y el Addendum tendrán el mismo significado cuando se utilicen en esta Resolución.

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No siendo otros los asuntos por tratar, se aprueba el contenido de la presente acta y se firma en la ciudad de [•], a los [•] días del mes de [•] de [•].
V.  Firma

POR LA ASAMBLEA DE ACCIONISTAS DE HELIOS ENERGÍA S.A.S. E.S.P.

Firma:
Nombre: [•] Cargo: [•] Identificación: [•]

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ANEXO 1 - Aceptación del Apoderado Especial Bancario

Yo, [•], identificado(a) con [•], acepto el nombramiento conferido en la presente acta como Apoderado Especial Bancario de Helios Energía S.A.S. E.S.P., y declaro conocer y acatar sus límites, vigencia, exclusiones, dormancia, reactivación y la sujeción al Loan and Security Agreement, al Addendum No. 01, al waterfall, al esquema maker-checker y a las Cartas de Instrucciones.

Acepto que mis facultades se limitan exclusivamente a la Cuenta de Recaudo Controlada (Revenue Controlled Account) y a la Cuenta DSRA (DSRA Controlled Account), y que no tengo representación legal general de la Sociedad.

Firma:                                   • Fecha:                         • Email/Tel:

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ANEXO 2 - Parámetros Operativos Mínimos (Checklist de activación)

1.  Cuentas sujetas al poder: (a) Cuenta de Recaudo Controlada - banco: [•], número: [•], sucursal: [•]; (b) Cuenta DSRA - banco: [•], número: [•], sucursal: [•].

2.  Perfiles de e-banking: maker (Tesorería Helios) / checker (Apoderado Especial Bancario).

3.  Límites y reglas: montos por nivel, cut-off times, autenticación de dos factores, reporte diario a [• correo(s)].

4. Cartas de Instrucciones: firmadas por Representante Legal de Helios y Apoderado, entregadas a cada banco.

5. Comprobantes del banco: (i) rol checker activo para el Apoderado; (ii) bloqueo de ejecuciones sin checker; (iii) prueba de rechazo a instrucción sin aprobación del checker.
6.Cuentas operativas: Confirmar que las cuentas operativas de Helios (no sujetas a este poder) están debidamente separadas y que los perfiles de e-banking de dichas cuentas NO incluyen al Apoderado Especial Bancario como checker.

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ANEXO 3 - Soportes del Accionista / Shareholders Support Documents

Los siguientes documentos deberán acompañar esta Acta para efectos de inscripción en Cámara de Comercio y para verificación por Energea:

1.  Certificado de Existencia y Representación Legal expedido por la Cámara de Comercio competente, con vigencia no mayor a treinta (30) días calendario.

2. Copia del documento de identidad del(de los) accionista(s) y del Representante Legal.

3.  Composición accionaria certificada vigente (Libro de Registro de Accionistas o certificación del Representante Legal).

4.  Poder otorgado al Apoderado (si es persona distinta del designado en esta acta, incluir cadena de poderes).
5. Certificación de cumplimiento AML/KYC del Apoderado Especial Bancario, según requerido por las entidades financieras.

SCHEDULE 4-A LEGACY TRADE PAYABLES
RELACIÓN DE CUENTAS POR PAGAR COMERCIALES PREEXISTENTES
Addendum No. 01 to the Loan and Security Agreement dated January 22, 2025 Energea Portfolio 5 LATAM LP / Helios Energía S.A.S. E.S.P.
This Schedule is delivered pursuant to Section 3.1.7(a) of Addendum No. 01 (the "Addendum") to the Loan and Security Agreement, dated as of January 22, 2025 (the "Agreement"), by and between Energea Portfolio 5 LATAM LP ("Energea") and Helios Energía S.A.S. E.S.P. ("Helios"). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement and the Addendum.
Helios hereby certifies that the following is a complete and accurate list of all Legacy Trade Payables (as defined in Section 3.1.7(a) of the Addendum) outstanding as of the date of this Addendum, being all trade payables to vendors, contractors, and service providers that arose prior to the date of the Addendum and that are not classified as Indebtedness under Section 1.73 for purposes of the mandatory repayment or subordination obligation under Section 3.1.6.

Creditor Name Nombre del Acreedor	NIT / Tax ID NIT / Identificación	Amount Outstanding (USD) Monto Pendiente (USD)	Nature of Obligation Naturaleza de la Obligación	Invoice / Due Date Fecha Factura / Vencimiento	Aging B D Rango de A D

TOTAL / TOTAL:		USD [ ]

NOTES / NOTAS

1. Aging Bracket / Rango de Antigüedad: Indicate the number of days elapsed since the original due date or invoice date, in 30-day brackets: Current (0-30), 31-60, 61-90, 91-120, 121-180, 181-360, Over 360.
2. Subordination Status / Estado de Subordinación: Indicate one of the following: (a) "Subordinating Vendor" - creditor has executed a subordination acknowledgment per Section 3.1.7(d); (b) "Non-Subordinating Vendor" - creditor has not executed a subordination acknowledgment; or (c) "Pending" - subordination acknowledgment has been requested but not yet received.
3.  Nature of Obligation / Naturaleza de la Obligación: Briefly describe the underlying goods or services (e.g., EPC installation, equipment supply, maintenance services, consulting, logistics, office lease).
4. If additional rows are required, attach continuation pages in the same format and reference them as "Schedule 4-A (cont.)" with sequential page numbers. Each continuation page must be initialed by all parties.
5.  This Schedule shall be updated and redelivered to Energea together with each Monthly Report delivered under Section 5.2.1(c), reflecting payments made, aging changes, and subordination status updates, until all Legacy Trade
Payables have been fully extinguished (per Section 3.1.7(g)).

CERTIFICATION / CERTIFICACIÓN

Helios hereby certifies that this Schedule 4-A is true, correct, and complete in all material respects as of the date set forth below, and that no Legacy Trade Payable has been omitted. Helios further certifies that the aging information provided herein is accurate and that the subordination status of each creditor is current.

HELIOS ENERGÍA S.A.S. E.S.P.

By:                                                 Name:                           Title:                                                         Date:

ACKNOWLEDGED BY: ENERGEA PORTFOLIO 5 LATAM LP

By:                                                 Name:                           Title:                                                         Date:

SCHEDULE 6-A

FORM OF SUPPLIER SUBORDINATION ACKNOWLEDGMENT

ANEXO 6-A - MODELO DE RECONOCIMIENTO DE SUBORDINACIÓN DE PROVEEDORES

Addendum No. 01 to the Loan and Security Agreement dated January 22, 2025 Energea Portfolio 5 LATAM LP / Helios Energía S.A.S. E.S.P.

SCHEDULE 6-A	ANEXO 6-A
FORM OF SUPPLIER SUBORDINATION ACKNOWLEDGMENT	MODELO DE RECONOCIMIENTO DE SUBORDINACION DE PROVEEDORES
PARTIES / PARTES	PARTES
Supplier (the "Supplier"): Name: [•] NIT: [•] Address: [•] Legal Representative: [•]	Proveedor (el "Proveedor"): Nombre: [•] NIT: [•] Dirección: [•] Representante Legal: [•]
Borrower: Helios Energía S.A.S. E.S.P. NIT: [•]	Deudor: Helios Energía S.A.S. E.S.P. NIT: [•]
Senior Creditor: Energea Portfolio 5 LATAM LP (the "Senior Creditor" or "Energea")	Acreedor Senior: Energea Portfolio 5 LATAM LP (el "Acreedor Senior" o "Energea")
RECITALS	CONSIDERANDOS
WHEREAS, Energea and Helios are parties to a Loan and Security Agreement dated January 22, 2025 (as amended by Addendum No. 01, the "Agreement"), under which Energea holds a first-priority secured claim over substantially all assets, revenues, and accounts of Helios;

CONSIDERANDO QUE Energea y Helios son partes de un Loan and Security Agreement de fecha 22 de enero de 2025 (según enmendado por el Addendum No. 01, el "Acuerdo"), bajo el cual Energea tiene un crédito garantizado de primer grado sobre sustancialmente todos los activos, ingresos y cuentas de Helios;

WHEREAS, the Supplier maintains a commercial relationship with Helios involving the supply of goods and/or services, and the aggregate outstanding obligations of Helios to the Supplier exceed or are expected to exceed USD 200,000;

CONSIDERANDO QUE el Proveedor mantiene una relación comercial con Helios que involucra el suministro de bienes y/o servicios, y las obligaciones pendientes agregadas de Helios con el Proveedor exceden o se espera que excedan USD 200,000;

WHEREAS, Section 5.2.14 of the Agreement (as amended) requires Helios to obtain a subordination acknowledgment from any supplier whose outstanding obligations exceed USD 200,000, as a condition precedent to incurring or maintaining such obligations;

CONSIDERANDO QUE la Sección 5.2.14 del Acuerdo (según enmendado) requiere que Helios obtenga un reconocimiento de subordinación de cualquier proveedor cuyas obligaciones pendientes excedan USD 200,000, como condición precedente para incurrir o mantener dichas obligaciones;

WHEREAS, the Supplier has agreed to execute this Acknowledgment to enable Helios to comply with its obligations under the Agreement;	CONSIDERANDO QUE el Proveedor ha aceptado ejecutar este Reconocimiento para permitir que Helios cumpla con sus obligaciones bajo el Acuerdo;
OPERATIVE CLAUSES	CLAUSULAS OPERATIVAS
(a) Subordination of Claims.
The Supplier acknowledges and agrees that all present and future claims against Helios arising from commercial transactions between the Supplier and Helios (including invoices, facturas, purchase orders, deferred payments, guarantees, and any other commercial obligation) are and shall be subordinated in right of payment to all Obligations of Helios to Energea under the Agreement. No payment shall be

(a) Subordinación de Créditos.
El Proveedor reconoce y acepta que todos los créditos presentes y futuros contra Helios derivados de transacciones comerciales entre el Proveedor y Helios (incluyendo facturas, órdenes de compra, pagos diferidos, garantías y cualquier otra obligación comercial) están y estarán subordinados en derecho de pago a todas las Obligaciones de Helios con Energea bajo el Acuerdo. Ningún pago se realizará al made to the Supplier from any source until all amounts then due and payable to Energea under the Agreement have been fully satisfied, unless such payment is made from amounts lawfully released to Helios after satisfaction of all senior priorities in accordance with the waterfall provisions of the Agreement.

Proveedor de fuente alguna hasta que todas las sumas entonces vencidas y pagaderas a Energea bajo el Acuerdo hayan sido íntegramente satisfechas, salvo que dicho pago se realice con recursos legalmente liberados a Helios tras la satisfacción de todas las prioridades senior conforme a las disposiciones de cascada (waterfall) del Acuerdo.

(b) Waterfall and Controlled Account Recognition.
The Supplier acknowledges the existence of the controlled account structure, the Interim Waterfall (Section 9.4), and the Trust waterfall (once established), and agrees that payments to the Supplier shall only be made from amounts released to Helios after satisfaction of all senior priorities in accordance with such waterfall provisions. The Supplier shall not seek to redirect, intercept, or attach funds in the Revenue Controlled Account, the DSRA Controlled Account (being the Interim Reserve Account as defined in Section 9.1(j) of Addendum No. 01, or the Trust-administered reserve account holding the DSRA following the Trust Effective Date), or any Trust-administered account.

(b) Reconocimiento de Cascada y Cuentas Controladas.
El Proveedor reconoce la existencia de la estructura de cuentas controladas, la Cascada Interina (Sección 9.4) y la cascada del Trust (una vez establecida), y acepta que los pagos al Proveedor solo se realizarán con recursos liberados a Helios tras la satisfacción de todas las prioridades senior conforme a dichas disposiciones de cascada. El Proveedor no buscará redirigir, interceptar ni embargar fondos en la Cuenta de Recaudo Controlada, la Cuenta DSRA (siendo la Cuenta de Reserva Interina según la Sección 9.1(j) del Addendum No. 01, o la cuenta de reserva administrada por el Trust que contiene la DSRA tras la Trust Effective Date), ni en ninguna cuenta administrada por el Trust.

(c) Waiver of Precautionary Measures (Medidas Cautelares).
The Supplier irrevocably waives the right to seek or obtain any precautionary measure (medida cautelar), including embargos, secuestros, suspension of operations, or any other provisional remedy, against: (i) the Revenue Controlled Account; (ii) the DSRA Controlled Account; (iii) any Trust-administered account; or (iv) any other account or asset subject to Energea's security interest, in connection with any claim arising from commercial transactions with Helios. This waiver extends to proceso ejecutivo proceedings under Law 1231 of 2008 and shall be effective notwithstanding that the Supplier may hold instruments with merito ejecutivo. The Supplier further waives any right to initiate, join, or participate in any terceria de mejor derecho or other priority dispute proceeding against any asset, receivable, or account subject to Energea's security interest under the Agreement, and acknowledges that Energea's claims rank senior to all claims of the Supplier in any such proceeding.

(c) Renuncia a Medidas Cautelares.
El Proveedor renuncia irrevocablemente al derecho de solicitar u obtener cualquier medida cautelar, incluyendo embargos, secuestros, suspensión de operaciones o cualquier otra medida provisional, contra: (i) la Cuenta de Recaudo Controlada; (ii) la Cuenta DSRA; (iii) cualquier cuenta administrada por el Trust; o (iv) cualquier otra cuenta o activo sujeto a la garantía de Energea, en relación con cualquier reclamación derivada de transacciones comerciales con Helios. Esta renuncia se extiende a procesos ejecutivos bajo la Ley 1231 de 2008 y será efectiva no obstante que el Proveedor pueda tener instrumentos con mérito ejecutivo. El Proveedor renuncia adicionalmente a cualquier derecho de iniciar, participar o coadyuvar en cualquier tercería de mejor derecho u otro proceso de disputa de prelación contra cualquier activo, cuenta por cobrar o cuenta sujeta a la garantía de Energea bajo el Acuerdo, y reconoce que los créditos de Energea tienen prelación sobre todos los créditos del Proveedor en cualquier procedimiento de esa naturaleza.

(d) No Acceleration or Diversion.
The Supplier agrees not to: (i) accelerate or demand immediate payment of any obligation in a manner that would divert funds from the waterfall; (ii) take any action that would impair the DSRA or any Controlled Account; (iii) take any action that would trigger a cross-default under the Agreement; or (iv) interfere with Energea's security interest or the controlled account structure.

(d) No Aceleración ni Desvío.
El Proveedor se compromete a no: (i) acelerar ni exigir el pago inmediato de cualquier obligación de manera que desviaría fondos de la cascada; (ii) tomar cualquier acción que afectaría la DSRA o cualquier Cuenta Controlada; (iii) tomar cualquier acción que activaría un incumplimiento cruzado bajo el Acuerdo; o (iv) interferir con la garantía de Energea o la estructura de cuentas controladas.

(e) Survival.
This Acknowledgment shall survive the termination or expiration of the underlying commercial contracts between the Supplier and Helios and shall remain in full force and effect until all Obligations under the Agreement have been satisfied in full and Energea has issued a Release Notice.

(e) Supervivencia.
Este Reconocimiento sobrevivirá a la terminación o expiración de los contratos comerciales subyacentes entre el Proveedor y Helios y permanecerá en pleno vigor y efecto hasta que todas las Obligaciones bajo el Acuerdo hayan sido íntegramente satisfechas y Energea haya emitido un Release Notice.

(f) Applicable Law and Dispute Resolution.
This Acknowledgment shall be governed by the laws of the Republic of Colombia. Any dispute arising under or in connection with this Acknowledgment shall first be submitted to the conciliation center of the Camara de Comercio de Bogota for a period not exceeding thirty (30) calendar days. If

(f) Ley Aplicable y Resolucion de Controversias. Este Reconocimiento se regira por las leyes de la Republica de Colombia. Cualquier controversia que surja en relacion con este Reconocimiento sera sometida primero al centro de conciliacion de la Camara de Comercio de Bogota por un periodo no mayor a treinta (30) dias calendario. De no

not resolved, the dispute shall be submitted to binding arbitration before the Centro de Arbitraje y Conciliacion de la Camara de Comercio de Bogota, under a panel of one (1) arbitrator applying Colombian substantive law; proceedings shall be conducted in Spanish. Notwithstanding the foregoing, Energea retains the right to pursue enforcement of its security interest under the Agreement in any court of competent jurisdiction.

resolverse, la controversia sera sometida a arbitraje vinculante ante el Centro de Arbitraje y Conciliacion de la Camara de Comercio de Bogota, ante un panel de un (1) arbitro aplicando derecho sustantivo colombiano; el proceso se conducira en espanol. No obstante lo anterior, Energea conserva el derecho de ejercer la ejecucion de su garantia bajo el Acuerdo ante cualquier tribunal competente.

(g) Independent Legal Advice.
The Supplier confirms that it has received independent legal counsel regarding the terms and implications of this Acknowledgment, including the subordination of its claims, the waiver of precautionary measures, and the legal effects under Colombian law. The Supplier executes this Acknowledgment voluntarily and without duress.

(g) Asesoría Legal Independiente.
El Proveedor confirma que ha recibido asesoría legal independiente respecto de los términos e implicaciones de este Reconocimiento, incluyendo la subordinación de sus créditos, la renuncia a medidas cautelares y los efectos jurídicos bajo la ley colombiana. El Proveedor ejecuta este Reconocimiento voluntariamente y sin coacción.

(h) Insolvency Persistence.
This subordination and all waivers contained herein shall survive and remain in full force and effect in any insolvency, reorganization, liquidation, or similar proceeding under Law 1116 of 2006 or any successor statute. In any calificacion y graduacion de creditos, the Supplier's claims shall be classified as subordinated to all Obligations owed to Energea under the Agreement. The Supplier shall not vote in favor of, or otherwise support, any reorganization plan that does not preserve Energea's senior priority in full.

(h) Persistencia en Insolvencia.
Esta subordinacion y todas las renuncias contenidas en el presente sobreviviran y permaneceran en pleno vigor y efecto en cualquier proceso de insolvencia, reorganizacion, liquidacion o procedimiento similar bajo la Ley 1116 de 2006 o cualquier norma que la sustituya. En cualquier calificacion y graduacion de creditos, los creditos del Proveedor seran clasificados como subordinados a todas las Obligaciones adeudadas a Energea bajo el Acuerdo. El Proveedor no votara a favor ni apoyara de otra forma ningun plan de reorganizacion que no preserve integramente la prelacion senior de Energea.

(i) Independent Trilateral Agreement.
This Acknowledgment constitutes an independent trilateral agreement among the Supplier, Helios, and Energea and creates direct rights in favor of Energea as third-party beneficiary, notwithstanding Section 8.1.4 of the Loan and Security Agreement. Energea may enforce the terms hereof directly against the Supplier without the prior consent of Helios.

(i) Acuerdo Trilateral Independiente.
Este Reconocimiento constituye un acuerdo trilateral independiente entre el Proveedor, Helios y Energea, y crea derechos directos a favor de Energea como tercero beneficiario, no obstante lo dispuesto en la Seccion 8.1.4 del Loan and Security Agreement. Energea podra hacer valer los terminos del presente directamente contra el Proveedor sin el consentimiento previo de Helios.

SIGNATURES	FIRMAS
SUPPLIER: By: Name: [•] Title: [•] Date:	PROVEEDOR: Firma: Nombre: [•] Cargo: [•] Fecha:
HELIOS ENERGÍA S.A.S. E.S.P.: By: Name: [•] Title: [•] Date:	HELIOS ENERGÍA S.A.S. E.S.P.: Firma: Nombre: [•] Cargo: [•] Fecha:
ACKNOWLEDGED AND ACCEPTED AS THIRD-PARTY BENEFICIARY: ENERGEA PORTFOLIO 5 LATAM LP By: Name: [•] Title: [•] Date:	RECONOCIDO Y ACEPTADO COMO TERCERO BENEFICIARIO: ENERGEA PORTFOLIO 5 LATAM LP Firma: Nombre: [•] Cargo: [•] Fecha:

ANNEX A - SCHEDULE OF OUTSTANDING OBLIGATIONS
ANEXO A - RELACIÓN DE OBLIGACIONES PENDIENTES

Invoice No. / No. Factura	Amount (USD) / Monto (USD)	Invoice Date / Fecha Factura	Due Date / Fecha Vencimiento	Payment Terms / Condiciones de Pago
[•]	[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]	[•]
TOTAL / TOTAL:	USD [•]

Note: If additional rows are required, attach continuation pages in the same format and reference them as "Annex A (cont.)" with sequential page numbers. Each continuation page must be initialed by all parties.
Nota: Si se requieren filas adicionales, adjuntar paginas de continuacion en el mismo formato y referenciarlas como "Anexo A (cont.)" con paginas numeradas secuencialmente. Cada pagina de continuacion debera ser rubricada por todas las partes.